______________________________________________________________________________

                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT



                           Dated as of October 25, 1996


                                       Among



                                 UT AUTOMOTIVE, INC.,



                   UNITED TECHNOLOGIES AUTOMOTIVE SYSTEMS, INC.,



                                  UNITED TECHNOLOGIES
                      AUTOMOTIVE SYSTEMS de MEXICO S.A. de C.V.,



                                      IPCO, INC.



                                         and



                                 BREED TECHNOLOGIES INC.



                                     _____________

______________________________________________________________________________

TABLE OF CONTENTS


SECTION 1.  CLOSING

SECTION 2.  PURCHASE AND SALE OF ASSETS, THE SHARES AND THE HANKOOK INTEREST

   2.1            Transferred Assets
   2.2            Excluded Assets
   2.3            The Shares
   2.4            The Hankook Interest
   2.5            Intellectual Property
   3.1            Purchase Price
   3.2            Allocation
   3.3            Delivery and Payment
   3.4            Clifford Intercompany Financing Discharge

SECTION 4.  LIABILITIES

   4.1            Assumed Liabilities
   4.2            Retained Liabilities

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

   5.1            Corporate Organization
   5.2            (a) Clifford Share Ownership
                  (b) Clifford Intercompany Financing
   5.3            UTAS' Interest in Hankook-Sheller
   5.4            Authority
   5.5            Clifford Subsidiaries
   5.6            Material Adverse Changes
   5.7            Title to Steering Wheels N.A. Business Assets
   5.8            Title to Clifford Assets and Properties
   5.9            Real Property and Leases
   5.10           Compliance with Law
   5.11           Financial Statements
   5.12           Material Contracts
   5.13           Taxes
   5.14           Disputes
   5.15           Brokers and Finders
   5.16           Collective Bargaining Agreements, Employment Agreements and
                  Benefit Plans
   5.17           ERISA; Employee Benefits
   5.18           Intellectual Property
   5.19           Consents
   5.20           Accounts Receivable
   5.21           Employment Records
   5.22           Notification by Sellers of Transfer of Indiana Property
   5.23           Condition of Transferred Assets
   5.24           No Other Representations or Warranties


SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

   6.1            Organization, Good Standing and Corporate Power
   6.2            Authority
   6.3            Consents of Buyer
   6.4            Acquisition of Shares
   6.5            Brokers and Finders
   6.6            Financing
   6.7            Condition of Transferred Assets
   6.8            Non-reliance

SECTION 7.  INFORMATION AND RECORDS CONCERNING THE SELLERS

   7.1            The Buyer's Access to Information and Records
   7.2            Parties' Access to Records After Closing
   7.3            Disposal of Records


SECTION 8.  OBLIGATIONS AND COVENANTS

   8.1            Sellers' Conduct of the Business
   8.2            Provision of Transitional Computer Services
   8.3            Provision for Transitional Employee Benefits
   8.4            Provision of Transitional Administrative Services
   8.5            Lease of Office Space in Porter Street Facility
   8.6 Lease of Factory and Office Space in Monterrey, Mexico Facility and License of Warehouse in Laredo, Texas
   8.7            Lease of Niles, Michigan Manufacturing Facility
   8.8            Niles Employees
   8.9            Filings
   8.10           Payment of Clifford Intercompany Financing
   8.11           Supply Agreements
   8.12           Retained Liabilities


   SECTION 9.  EMPLOYMENT AND EMPLOYEE BENEFIT ARRANGEMENTS

   9.1            Offer of Employment
   9.2            Continuation of Employee Benefits
   9.3            Salaried Employees Retirement Plan
   9.4            United Technologies Corporation Employee Savings Plan
   9.5            Grabill Plan
   9.6            Welfare Plans
   9.7            Plant Closings
   9.8            Service Under Buyer's Plans
   9.9            Treatment of Buyer and Sellers
   9.10           Assumption of Monterrey Collective Bargaining Agreement


SECTION 10.  CONDITIONS OF CLOSING

   10.1           Conditions of the Buyer's Obligations
   10.2           Conditions of the Sellers' Obligations

SECTION  11.  CLOSING DOCUMENTS

   11.1           (a) The Sellers' Obligations
                  (b) IPCO's Obligation
   11.2           The Buyer's Obligations

SECTION 12.  CLOSING EXPENSES AND APPORTIONMENTS

   12.1           Sales Tax and Other Closing Expenses
   12.2           Apportionments
   12.3           Obligation to Pay Adjusted Final Purchase Price

   SECTION 13.  POST CLOSING SURVIVAL AND INDEMNIFICATION

   13.1           Survival
   13.2           The Sellers' Indemnification
   13.3           The Buyer's Indemnification
   13.4           Environmental Indemnification
   13.5           Exclusive Remedy
   13.6           Lost Profits and Special Damages

   SECTION 14.  TERMINATION

   14.1           Termination of Agreement
   14.2           Effect of Termination
   14.3           Return of Information

   SECTION 15.  USE OF TRADEMARKS AND TRADE NAMES

   15.1           Trademarks and Trade Names
   15.2           Representations as to Products

   SECTION 16.  MISCELLANEOUS

   16.1           Public Announcements
   16.2           Costs and Expenses
   16.3           Passage of Title and Risk of Loss
   16.4           Waiver of Compliance with Bulk Sales Law
   16.5           Knowledge of Sellers
   16.6           Notices
   16.7           Exhibits
   16.8           Successors and Assigns
   16.9           Further Actions
   16.10          Waiver, Discharge, Amendment, Etc.
   16.11          Captions
   16.12          Governing Law
   16.13          Jurisdiction and Venue
   16.14          Rights of Persons Not Parties
   16.15          Counterparts
   16.16          Entire Agreement
   16.17          Severability
   16.18          Non-Competition Agreement
   16.19          No Solicitation or Hiring of Former Employees

INDEX OF DEFINED TERMS AMENDED AND RESTATED PURCHASE  AGREEMENT

This Amended and Restated Purchase Agreement (this "Agreement") is made as of October 25, 1996, between UT AUTOMOTIVE, INC., a Delaware corporation ("UTA"), and UNITED TECHNOLOGIES AUTOMOTIVE SYSTEMS, INC., an Ohio corporation ("UTAS"), both with an office at 5200 Auto Club Drive, Dearborn, Michigan 48126-9982, and UNITED TECHNOLOGIES AUTOMOTIVE SYSTEMS de MEXICO S.A. de C.V., a
Mexican corporation ("UTAS de Mexico"), with an office at Luis Donaldo Colosio #126, Colonia Lopez Mateos, Santa Catarina, N.L. Cp. 66360, Monterrey, Mexico (jointly the "Sellers") and IPCO, INC., a Delaware corporation ("IPCO"), with an office at United Technologies Building, Hartford, CT 06101 and BREED TECHNOLOGIES, INC., a Delaware corporation (the "Buyer"), with an office at 5300 Old Tampa Highway, Lakeland, Florida 33811.


                             W I T N E S S E T H :


WHEREAS, Sellers are engaged in an ongoing business of developing, manufacturing, marketing and distributing automotive and industrial steering wheels, air bag covers, horn pads, and related molded products in North America (the "Steering Wheels N.A. Business") and in Europe, through United Technologies Automotive Clifford Limited, an English company ("Clifford"); the Steering Wheels N.A. Business and the operations of Clifford are hereinafter collectively referred to as the "Business";


WHEREAS, the Steering Wheels N.A. Business operates manufacturing and assembly plants in Grabill, Indiana; Niles, Michigan; and Monterrey, Mexico (a facility shared with other businesses of Sellers);


WHEREAS, the Steering Wheels N.A. Business is consolidating its operations and intends to close the Niles, Michigan plant and resource that work to the Grabill, Indiana plant;


WHEREAS, the assets associated with the Steering Wheels N.A. Business are owned by either UTAS or UTAS de Mexico;


WHEREAS, Clifford operates two manufacturing and assembly plants in Birmingham, England;


WHEREAS, UTA directly owns all of the issued ordinary shares of Clifford (the Clifford shares are hereinafter referred to as the "Shares");


WHEREAS, pursuant to a joint venture, UTAS owns approximately thirty-one percen (31%) of the issued and outstanding common stock of Hankook-Sheller Chusik Hoesa, a Korean corporation ("Hankook"), which produces steering wheels and certain automotive trim parts (the "Hankook Interest");


WHEREAS, IPCO is the owner of the Patent Rights (as defined herein) applicable to the Steering Wheels N.A. Business and desires to assign such Patent Rights to the Buyer;


WHEREAS, Sellers are the owners of or have the right to license the Know-how (as defined herein) related to the Steering Wheels N.A. Business and desire to license, on a non-exclusive basis, such Know-how to the Buyer;


WHEREAS, Buyer, upon completion of all conditions of transfer as set forth in the Patent Assignment, will be the owner of the Patent Rights and desires to grant back to the Sellers the Patent Rights on a non-exclusive basis for use in Sellers' operations other than the Steering Wheels N.A. Business, without the right to sublicense such Patent Rights for Competing Product applications (as described in the Patent License-Back Agreement);


WHEREAS, the Sellers desire to sell and the Buyer desires to purchase the assets used by UTAS or UTAS de Mexico in the Steering Wheels N.A. Business, the Patent Rights of IPCO, the Know-how of UTAS and UTAS de Mexico (the Patent Rights of IPCO and the Know-how of UTAS and UTAS de Mexico are herein collectively referred to as the "Intellectual Property"), the Shares and, subject to Section
2.4 below, the Hankook Interest, all subject to the Buyer's assumption of certain liabilities and in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, Sellers, IPCO and Buyer have executed the Purchase Agreement, dated as of September 20, 1996 (the "Original Purchase Agreement"), and the Revised Purchase Agreement, dated as of September 30, 1996 (the "Revised Purchase Agreement") revising and restating the Original Purchase Agreement and now desire to amend and restate the Revised Purchase Agreement, including Exhibits 2.1(a), 5.10, 5.14 and 9.1 thereto;


NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer hereby mutually agree as follows:

                             SECTION 1. CLOSING


Subject to the satisfaction of the conditions to the obligations of the parties expressly contained herein, the closing of the transactions contemplated by this Agreement (hereinafter called the "Closing") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 a.m., local time, on Friday, October 25, 1996, provided that all the approvals, consents, and other conditions set forth in Sections 10.1 and 10.2 of the Agreement have been obtained, waived or satisfied. The date of Closing is referred to herein as the "Closing Date." The Closing shall be deemed to have occurred at 11:59 p.m. on the Closing Date.


SECTION 2.  PURCHASE AND SALE OF ASSETS,


THE SHARES AND THE HANKOOK INTEREST

2.1      Transferred Assets

Subject to the terms and conditions hereof, at the Closing the Sellers shall sell, assign, convey, transfer and deliver to the Buyer and the Buyer shall purchase, for the purchase price set forth in Section 3 hereof, all right, title and interest of UTAS and UTAS de Mexico in the assets, properties and rights, of every kind, nature and description, whether tangible or intangible, exclusively or predominantly used by UTAS and UTAS de Mexico in the Steering Wheels N.A. Business excluding the Excluded Assets (as defined below). The term "predominantly", when used in connection with the use by UTAS or UTAS de Mexico of such assets, properties and rights, shall mean a good faith estimate by the parties that such assets, properties and rights are used 60 percent of the time in the Steering Wheels N.A. Business. Such assets, properties and rights, excluding the Excluded Assets, are hereinafter referred to as the "Transferred Assets", and consist of the following:

(a) one parcel of land located in Grabill, Indiana, more particularly described in Exhibit 2.1(a) attached hereto and all buildings, structures, fixtures and improvements located thereon (the "Real Property");


(b) except as set forth in Exhibit 2.1(b), all machinery, fixtures, equipment, motor vehicles, furniture, tools, spare parts, blueprints, test equipment, and other tangible personal property which are owned by UTAS or UTAS de Mexico or in which UTAS or UTAS de Mexico has valid leasehold interests and are used solely or predominantly in connection with the Steering Wheels N.A. Business, except for personal property consumed or disposed of in the ordinary course of business between the date hereof and the Closing Date;

(c) subject to the restrictions on use set forth in Section 15, all inventories, raw material, work-in-process, finished goods and consigned-out inventories, supplies, sales literature, promotional literature, customer lists and other data solely or predominantly associated with the Steering Wheels N.A. Business and pertaining solely or predominantly to the Steering Wheels N.A. Business, except for that which is consumed or disposed of in the ordinary course of business between the date hereof and the Closing Date;


(d) all rights, claims and benefits of UTAS or UTAS de Mexico under all contracts and agreements predominantly relating to the Steering Wheels N.A. Business, including leases (including of both real and personal property), purchase orders and other agreements in effect on the Closing Date, to the extent that the same are assignable (collectively, the "Assigned Contracts"), other than those specifically not transferred by UTAS or UTAS de Mexico or retained by UTAS or UTAS de Mexico and described in Section 2.2 hereof. Such agreements (exclusive of purchase orders) having a nominal value in excess of One Hundred Thousand Dollars ($100,000) are listed in Exhibit 2.1(d) hereto;


(e) all items of prepaid expense solely related to the Business as of the Closing Date (excluding, however, any of such prepaid items related to the Excluded Assets), subject to apportionment at Closing as provided in Section
12.2 hereof;

(f) all rights of UTAS and UTAS de Mexico as of the Closing Date under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Steering Wheels N.A. Business' products, Transferred
Assets or services furnished to UTAS or UTAS de Mexico pertaining to the Steering Wheels N.A. Business or affecting the Steering Wheels N.A.
Business's products or Transferred Assets (net of any indemnities provided therein) to the extent such warranties, representations, and guarantees are assignable;

(g) the equipment and assets associated solely or predominantly with the steering wheel operations in the Monterrey, Mexico plant;


(h) except as set forth in Exhibit 2.1(h), all notes and accounts receivable solely related to the Steering Wheels N.A. Business (other than the intercompany and/or intracompany accounts of UTAS) as of the Closing Date; and


(i) title to all UTAS and UTAS de Mexico's records, files and papers pertaining to any of the assets, liabilities or operations of the Steering Wheels N.A.
Business as of the Closing Date or to the transactions contemplated herein, including, but not limited to, manuals and data, sales and purchase correspondence, books of account, plans, financial records, shipping records and accounting records, wherever located (collectively, the "Records"). Buyer shall provide UTAS and UTAS de Mexico with reasonable access to the Records during the Buyer's regular business hours. In the event the Buyer desires to destroy the Records, the Buyer shall notify UTAS and UTAS de Mexico in writing thereof not less than sixty (60) days prior to such destruction and UTAS or UTAS de Mexico shall have the right to take possession of the Records and assume responsibility for the care and custody thereof.


2.2      Excluded Assets

Notwithstanding the provisions of Section 2.1, the following assets of UTAS or UTAS de Mexico relating to the Steering Wheels N.A. Business (herein the "Excluded Assets") shall be retained by UTAS or UTAS de Mexico and shall not be sold or transferred to the Buyer as part of this transaction on the Closing
Date:

(a) all assets, properties, rights and businesses of UTAS and UTAS de Mexico, of every type and description, not used solely or predominately in connection with the Steering Wheels N.A. Business;


(b) all contracts, agreements, leases, licenses, commitments and undertakings that terminate or expire prior to or on the Closing Date in accordance with their terms or that are non-transferable, non-discloseable or non-assignable in accordance with their terms without limitation of the provisions set forth in
Section 4.1;

(c) all cash, deposits, bank accounts, certificates of deposit and other cash equivalents as of the Closing Date;

(d) all prepaid insurance, including all related rights to the refund of unearned premiums as of the Closing Date;

(e) all notes and accounts receivable which are listed on Exhibit 2.1(h), if any;

(f) all rights, claims and benefits under all performance bonds, surety bonds and insurance policies with respect to the Steering Wheels N.A. Business conducted prior to the Closing Date including, without limitation, all rights, claims and benefits under insurance policies related to all matters against which the Sellers have agreed to indemnify the Buyer under Section 13 and for all Retained Liabilities as described in Section 4.2;

(g) all intercompany accounts with its affiliates and/or intracompany accounts of UTAS;

(h) all rights to a refund of any federal or state income or franchise tax payments with respect to the Steering Wheels N.A. Business conducted prior to the Closing Date;

(i) title to and custody of all minute books, stock books, shareholders lists and similar corporate records of UTAS and UTAS de Mexico, and all tax records of UTAS and UTAS de Mexico;

(j) other than as required for Sellers to fulfill its obligations concerning the name "Sheller" in the name of the Hankook-Sheller Joint Venture under Section 2.4, any right to the name "United Technologies Corporation", "United Technologies Automotive", "United Technologies Automotive Systems, Inc."
"UTC", "UTA", "UTAS", "UT Automotive, Inc.", "Sheller-Globe", "SG" or any other trademark, trade name or service mark of UTAS, UTAS's parent or affiliated companies or any variants thereof whether or not the same are or are part of any trademark, trade name, service mark, brand name, brand mark or copyright (whether or not registered);

(k) all funds held in trust or under insurance contracts, benefit plans or similar arrangements for the purpose of providing retirement benefits, welfare benefits, deferred compensation or other employee benefits for employees of the Steering Wheels N.A. Business;

(l) any amounts accrued on the books and records of UTAS and UTAS de Mexico on the Closing Date which relate to or offset liabilities which are Retained Liabilities;

(m) any contracts or agreements specifically retained by UTAS and set forth on
Exhibit 2.2(m);


(n) the Niles, Michigan; Detroit, Michigan; and Monterrey, Mexico real property;

(o) any rights (including indemnification) of the Sellers pursuant to agreements with TRACE, Inc., the former owner of the Sellers; and

(p) the lease on the real property located in Laredo, Texas.


2.3      The Shares

Subject to the terms and conditions hereof, at the Closing UTA shall sell, assign, convey, transfer and deliver to the Buyer or an affiliate of Buyer as Buyer shall designate and the Buyer or such designated affiliate, if any, shall purchase, for a portion of the purchase price set forth in Section 3 hereof, all right, title and interest of UTA in the Shares.

2.4      The Hankook Interest

Subject to the terms and conditions hereof and its obligations under the right of first refusal contained in the Hankook-Sheller Joint Venture Agreement (the "Joint Venture Agreement"), UTAS shall sell, assign, convey, transfer and deliver to the Buyer and the Buyer shall purchase, for a portion of the purchase price set forth in Section 3 hereof, all right, title and interest of UTAS in the Hankook Interest. If the Korean investors in the Hankook-Sheller Joint Venture elect to exercise such right of first refusal, UTAS would pay Buyer the amount received from such Korean investors as a reduction of the final purchase price.


2.5      Intellectual Property

The parties hereto agree to enter into good faith negotiations with the intention to execute upon Closing (1) the Patent Assignment under which IPCO will assign to Buyer the United States and foreign patents, pending patent applications and invention disclosures substantially as described in Exhibit 2.5 attached hereto (the "Patent Rights"), (2) the Know-how License Agreement under which UTAS and UTAS de Mexico will license, on a non-exclusive basis, the know-how, trade secrets and technical information relating to the use of the Patent Rights in connection with the Steering Wheels N.A. Business (the "Know-how"), and (3) the Patent License-Back Agreement under which the Buyer will grant back to the Sellers the Patent Rights, on a non-exclusive basis, for use in Sellers' operations other than the Steering Wheels N.A. Business, without the right to sublicense such Patent Rights for Competing Product applications (as defined in Section 16.18).

SECTION 3.  PURCHASE PRICE

3.1      Purchase Price

The aggregate purchase price for the Shares, the Hankook Interest and the Transferred Assets shall be One Hundred Twenty Three Million Eighty-One Thousand Six Hundred Eighty-One and 63/100 Dollars ($123,081,681.63) (the "Cash Purchase Price"), plus the Assumed Liabilities as hereafter defined in Section 4.1 of this Agreement assumed by the Buyer pursuant to this Agreement, subject, however, to a post-closing adjustment of the Cash Purchase Price as set forth in
Section 3.1(b) below.

(a) The Buyer shall pay to the Sellers or their designee at Closing the Cash Purchase Price in the form of a wire transfer of immediately available funds to the accounts designated by the Sellers. The Buyer shall also, immediately following the transfer of the Shares, pay the Clifford Payees(as defined herein) an amount equal to the Clifford Intercompany Financing (as defined herein) in immediately available funds to the accounts designated in the Clifford Notice (as defined herein).

(b) Attached hereto as Exhibit 3.1(b) is the combined statement of net assets for sale of the Steering Wheels N.A. Business and Clifford as of July, 1996 fiscal month-end (the "Interim Balance Sheet") that reflects the net working capital amount of $17,016,481 (the "Interim Net Working Capital"). Net working capital shall mean net current assets less net current liabilities as set forth on the Interim Balance Sheet and the Closing Date Balance Sheet (as hereafter defined). The Sellers will prepare and deliver to the Buyer, on or before the sixtieth (60th) calendar day following the Closing Date, a combined statement of net assets for sale as of the Closing Date (the "Closing Date Balance Sheet") that will reflect the net working capital amount as of the Closing Date (the "Closing Date Net Working Capital"). Both the Interim Balance Sheet and the Closing Date Balance Sheet shall be prepared consistently and in accordance with the Sellers' historical accounting practices except as noted. As used throughout this Agreement, the phrase "in accordance with the Sellers' historical accounting practices" shall mean in accordance with the Sellers' historical accounting practices, which shall be, in all material respects, in accordance with U.S. Generally Accepted Accounting Principles. The Buyer shall permit and allow representatives of the Sellers to have full access to the books, records, facilities and employees of the Business as may be required for the purpose of preparation of the Closing Date Balance Sheet (including the taking of inventories).

(c) Within twenty (20) business days after the Adjusted Final Purchase Price has been determined by the parties or by the independent auditor (as hereinafter provided for), whichever is later, the amount of the adjustment in the Cash Purchase Price shall be paid by the Buyer to the Sellers, or by the Sellers to the Buyer, as the case may be, by wire transfer of immediately available funds.

The amount of the adjustment in the Cash Purchase Price shall be paid together with interest thereon at a per annum rate equal to the thirty (30) day commercial paper rate published in the Wall Street Journal on the Closing Date (which rate is attached hereto as Schedule 1). Such interest shall accrue and be calculated from the Closing Date through the date of any payment of such adjustment in the Cash Purchase Price.

If the Buyer shall disagree with the Closing Date Balance Sheet and the Closing Date Net Working Capital amount, it shall notify the Sellers of such disagreement in writing specifying in detail the particulars of such disagreement within twenty (20) business days after the Buyer's receipt of the Closing Date Balance Sheet. Buyer may only disagree with the Closing Date Net Working Capital amount on the basis that the Closing Date Balance Sheet has not been prepared in accordance with Sellers' historical accounting practices and is not consistent with the preparation of the Interim Balance Sheet. Any such disagreement shall be certified by Buyer's independent auditor. The Buyer and the Sellers then shall use their best efforts for a period of thirty (30) calendar days after receipt of such notice (or such longer period as the Buyer and the Sellers shall mutually agree upon) to resolve any such disagreements raised by the Buyer. If, at the end of such period, the Buyer and the Sellers are unable to resolve such disagreements, the Buyer and the Sellers shall select an independent auditor of recognized national standing to resolve any remaining disagreements as to whether the Closing Date Balance Sheet has been prepared in accordance with the Sellers' historical accounting practices, consistent with the preparation of the Interim Balance Sheet pursuant to a letter of engagement mutually acceptable to Buyer, Sellers and the independent auditor. In the event Sellers and Buyer are unable to agree upon an independent auditor, the choice of auditor shall be referred to three arbitrators selected by the American Arbitration Association, who shall promptly retain an independent auditor of recognized national standing to determine the matter. The determination of such independent auditor shall be final, binding and conclusive on the parties. The amount of any further adjustment in the Cash Purchase Price shall be paid together with interest thereon at a per annum rate equal to Citibank N.A.'s "base" rate of interest in effect from time to time, which rate shall change as and when such "base" rate shall change. Such interest shall accrue and be calculated from the Closing Date through the date of any payment of such further adjustment in the Cash Purchase Price. Such independent auditor shall make its determination within thirty (30) calendar days of accepting its selection. The fees and expenses of such independent auditor (and, if necessary, the arbitrators) shall be borne one-half by the Buyer and one-half by the Sellers.


3.2      Allocation

Within fifteen (15) days after the Adjusted Final Purchase Price shall be deemed to be final pursuant to Section 3.1(c) above, Sellers shall deliver to Buyer a certificate allocating the Purchase Price and Assumed Liabilities (the "Allocation Certificate"). The Allocation Certificate shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. Each party shall file Internal Revenue Service Form 8594, and all federal, state, and other tax returns in accordance with the Allocation Certificate. Any subsequent allocation necessary as a result of an adjustment to the consideration to be paid hereunder shall be determined by Sellers in a manner consistent with the Allocation Certificate. The parties agree to consult with one another with respect to any tax audit, controversy or litigation relating to the Allocation Certificate by the Internal Revenue Service or another taxing authority.

3.3      Delivery and Payment
At the Closing, (i) UTA shall deliver to Buyer a duly executed transfer or transfers in the usual English form in favor of the Buyer or its designee(s) in respect of the Shares, together with the share certificate(s) representing the Shares, (ii) UTAS shall deliver to Buyer at the Closing UTAS' plan to comply with UTAS' obligations under Section 8.1 of the Joint Venture Agreement which relates to the potential sale, assignment or transfer of UTAS' interest in the Joint Venture to Buyer, (iii) UTAS shall deliver to Buyer such deeds, bills of sales, endorsements, certificates, instruments of assignment and such other instruments of conveyance and transfer reasonably satisfactory in form and substance to Buyer as shall be necessary to vest in Buyer good and marketable title to the real property and good and transferable title to the personal property, in each case, free and clear of any mortgage, imperfection of title, lien, pledge, option, security interest, claim, charge or other encumbrance except Permitted Encumbrances (as defined in Section 5.7), and (iv) IPCO shall deliver such instruments of assignment and license as are necessary to assign the Patent Rights and license the Know-how, all as described in Section 2.5 and
(v) Buyer shall deliver to Sellers such instruments of assumption reasonably satisfactory in form and substance to Sellers as shall be necessary for Buyer to assume all of the Assumed Liabilities and such instruments as are necessary to license back certain rights in the Patent Rights as described in Section 2.5.

3.4      Clifford Intercompany Financing Discharge

At Closing, immediately following the transfer of the Shares, Buyer will discharge the Clifford Intercompany Financing.

SECTION 4.  LIABILITIES

4.1      Assumed Liabilities

Subject to the terms and conditions of this Agreement,  at the Closing the Buyer shall execute an Assumption Agreement whereby the Buyer shall, as of the Closing Date, assume and agree thereafter to pay, perform and discharge, and to indemnify UTAS, UTAS de Mexico and UTA its directors, officers and employees against and hold each of them harmless from the following liabilities and obligations (the "Assumed Liabilities"):

(a) all of UTAS's and UTAS de Mexico's liabilities and obligations, whether absolute, accrued, contingent or otherwise remaining unpaid or unperformed on the Closing Date under contracts, leases, commitments and other agreements which relate solely or predominantly to the Steering Wheels N.A. Business or are included in the Transferred Assets;

(b) UTAS's and UTAS de Mexico's obligations to complete sales of and purchase orders for products of the Steering Wheels N.A. Business to the extent unfilled on the Closing Date and included in the Transferred Assets;


(c) any other liabilities or obligations of UTAS and UTAS de Mexico whether absolute, accrued, contingent or otherwise, known or unknown with respect to the Steering Wheels N.A. Business, the Transferred Assets or the products of the Steering Wheels N.A. Business arising subsequent to the Closing Date, except for the Retained Liabilities set forth in Section 4.2; and

(d) all liabilities and obligations arising as a result of, or in connection with, the employment by Buyer of the Transferred Employees (as defined in Section 9, except to the extent otherwise specifically provided in Section 9) in connection with the Steering Wheels N.A. Business;

(e) [intentionally omitted]; and

(f) In the event (i) an Assigned Contract does not expressly permit the assignment by UTAS or UTAS de Mexico of its rights and obligations thereunder, (ii) UTAS or UTAS de Mexico has not obtained the necessary written consents to an assignment from all parties to an Assigned Contract prior to the Closing Date or (iii) direct assumption of an Assigned Contract is not practical, the Buyer shall fulfill such contract and assume the obligations and liabilities arising from the performance of such contract for and on behalf of UTAS or UTAS de Mexico but for the account of the Buyer.


4.2      Retained Liabilities

Notwithstanding the provisions of Section 4.1, the following liabilities of UTAS and UTAS de Mexico relating to the Steering Wheels N.A. Business (herein referred to as the "Retained Liabilities") shall be retained by UTAS and UTAS de Mexico and shall not be assumed by the Buyer on the Closing Date:

(a) certain liabilities specifically related to the implementation of Phase II of the consolidation plan for North America that include (1) liabilities associated with the Niles, Michigan real property to be retained by UTAS; (2) environmental liabilities associated with this property; (3) severance costs for any affected Niles employees who will not be retained by Buyer; (4) [intentionally omitted]; (5) personal property at the Niles, Michigan facility that will be retained by UTAS as described in Exhibit 2.1(b), (Item II);

(b) all intercompany accounts with its affiliates and/or intracompany accounts;


(c) all federal and state income tax and franchise tax obligations with respect to the Business relating to all periods prior to the Closing Date;

(d) all obligations that pertain to insurance contracts, benefit plans or similar arrangements for the purpose of providing retirement benefits, welfare benefits, deferred compensation or other employee benefits for employees of the Steering Wheels N.A. Business for which the corresponding funds are to be retained by Sellers pursuant to Section 2.2(k); and


(e) the defense of and liability for those matters identified in Exhibit 5.14.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The   Sellers   represent   and   warrant  to  the  Buyer  that  the   following
representations and warranties are true and correct on the date of this Agreement (except for those representations and warranties which expressly speak to the Closing Date):

5.1      Corporate Organization

The Sellers and Clifford are duly incorporated, validly existing and in good standing under the laws of their state or country of incorporation, with all requisite corporate power and authority to own, operate and lease their properties and to carry on the Business as it is now being conducted, and are qualified or licensed to do business in each jurisdiction in which the Business property is owned, leased or operated by them or the nature of the Business makes such qualification or licensing necessary and the absence of which qualification would be reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole.

5.2      (a)      Clifford Share Ownership

The Shares constitute the entire allotted and issued share capital of Clifford and all the Shares are fully paid up. UTA is and at the Closing will be the registered holder and beneficial owner of all of the Shares, free and clear of all Encumbrances. Clifford is the registered holder and beneficial owner of the entire allotted and issued share capital of Elmgrove, Ltd. (the "Subsidiary"), free and clear of all Encumbrances and all such shares are fully paid up. There are no agreements or arrangements in force which grant to any person the right (whether exercisable now or in future and whether or not conditional) to call for the allotment or issue of any share capital of Clifford or the Subsidiary (whether by way of option or conversion right or otherwise).

         (b)      Clifford Intercompany Financing

(b) Clifford Intercompany FinancingClifford borrows from and has debt obligations (the "Clifford Intercompany Financing") to an affiliated group of companies (the "Clifford Payees"). The amount of the Clifford Intercompany
Financing as of the Closing Date shall be Seventeen Million Four Hundred Eighteen Thousand Three Hundred Eighteen and 37/100 ($17,418,318.37).


         5.3      UTAS' Interest in Hankook-Sheller

UTAS owns a 31% equity interest in the Hankook-Sheller Chusik Hoesa joint venture. Transfer of UTAS' equity interest is subject to a right of first refusal by certain Korean investors.

         5.4      Authority

Sellers have full power, right and authority to execute this Agreement and to perform all their obligations hereunder. The execution, delivery and performance of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Sellers. This Agreement has been duly executed and delivered by each of Sellers and, assuming due authorization, execution and delivery of this Agreement by Buyer and that Buyer has full corporate power and legal right to enter into this Agreement and to perform its obligations hereunder, constitutes a legal, valid, binding and enforceable obligation of each of Sellers, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Exhibit 5.4 hereto, the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate any material agreement, obligation or commitment to which Sellers in respect of the Steering Wheels N.A. Business or Clifford is a party or bound, (ii) violate any provision of any material applicable law, published rule or regulation to which any of Sellers or Clifford is subject (provided that no representation is made herein with respect to (x) any provision of law, rule or regulation relating to any United States federal or state law or law of any other United States or foreign jurisdiction relating to antitrust or the regulation of competition or business combinations (collectively, "Antitrust Laws") or (y) the Omnibus Trade and Competitiveness Act of 1988 (the "Exon-Florio Act"), (iii) violate any order, judgment or decree applicable to any of Sellers or Clifford or (iv) conflict with, or result in a breach or default under, any term or condition of the charter or by-laws of Sellers or Clifford.

         5.5      Clifford Subsidiaries

Except as set forth on Exhibit 5.5, Clifford does not have any subsidiaries, or own or control any shares or securities of, or have any other proprietary interest in, or control of the management or policies of any corporate entity.

         5.6      Material Adverse Changes

Except as set forth on Exhibit 5.6, since July fiscal month end (i) there have been no changes in the business, operations, assets or liabilities of the Business which, individually or in the aggregate, have had a material adverse effect on the financial condition of the Business taken as a whole; (ii) the Business has not suffered any casualty which resulted in damage, destruction or loss (not covered by insurance) which has had or would be reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole; and (iii) the Business has not suffered any strike or other work stoppage which has had a material adverse effect on the financial condition of the Business taken as a whole.a material adverse effect on the financial condition of the Business taken as a whole.

         5.7      Title to Steering Wheels N.A. Business Assets

UTAS and UTAS de Mexico has and shall convey good and marketable title to all of the owned Transferred Assets constituting real property and good and transferable title to the owned Transferred Assets constituting personal property to Buyer at the Closing free and clear of any Encumbrances, except for Permitted Encumbrances. For the purposes of this Agreement, "Permitted Encumbrances" shall mean:

(a) any Encumbrances reflected on Exhibit 5.7;


(b) any Encumbrances that do not materially detract from the current value of the Transferred Assets or materially interfere with the current use of the same;

(c) any Encumbrances for taxes and assessments not yet past due or that are being contested in good faith (upon completion of said contest, the obligation shall remain with Sellers);

(d)   mechanic's,   materialmen's,   workmen's,   repairmen's,   warehousemen's,
carriers', and other similar Encumbrances (except to the extent they reflect obligations of Sellers hereunder); and


(e) any Encumbrances that are matters of record, such as easements, quasi-easements, rights of way, land use ordinances and zoning plans.


         5.8      Title to Clifford Assets and Properties

Clifford  is the  exclusive  owner or lessee of all of the  assets  and real and
personal  property  used  by  it  in  its  business,   free  and  clear  of  any
Encumbrances, except for:

(a) any Encumbrances reflected in the Exhibits or the Clifford financial statements;


(b) any Encumbrances that do not materially detract from the current value of the property subject thereto or materially interfere with the current use by Clifford of the property subject thereto or affected thereby or otherwise materially impair the financial condition of Clifford;


(c) any Encumbrances for taxes and assessments not yet past due or that are being contested in good faith;


(d) mechanic's, materialmen's, workmen's, repairmen's, warehousemen's, carriers' and other similar liens and encumbrances; and


(e) any Encumbrances that are matters of record, such as easements, quasi-easements, rights of way, land use ordinances and zoning plans.


5.9 Real Property and Leases

All real property owned by UTAS (to the extent included as part of the Transferred Assets) or Clifford, and all leases under which UTAS, with respect to the Steering Wheels N.A. Business (to the extent included as part of the Transferred Assets) or Clifford are the lessees of real property and that require a lease payment in excess of $25,000 annually (the "Leases") are listed on Exhibit 5.9. Except as set forth on Exhibit 5.9, all Leases are in full force and effect, neither UTAS nor Clifford is in default in any material respect under any of the Leases and no condemnation, expropriation, eminent domain or similar proceeding is pending with respect to any of such real properties.

5.10 Compliance with Law

Except as set forth on Exhibit 5.10 or except as previously disclosed to Buyer:


(a) the Steering Wheels N.A. Business and the business of Clifford are in substantial compliance in all material respects with all applicable federal, state, local and foreign laws, including, without limitation, environmental, zoning, employee benefits and pension, occupational safety and health laws, ordinances and published rules and regulations of any governmental entity having jurisdiction over the Steering Wheels N.A. Business or Clifford, as the case may be, and any judgments, injunctions, orders or decrees applicable to the Steering Wheels N.A. Business or Clifford, as the case may be, except in all cases for any possible non-compliance that does not or is not reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole. Except as set forth on Exhibit 5.10, neither Sellers, nor to the knowledge of Sellers, Clifford, has received during 1996 any written notice from any governmental authority or agency claiming any material non- compliance by the Steering Wheels N.A. Business or Clifford, as the case may be, with any applicable federal, state, local, or foreign law;


(b) all governmental approvals, permits and licenses required for the conduct of the Business as now conducted have been obtained and are in full force and effect and are being complied within all material respects, except for those the absence of which do not or are not reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole;


(c) Sellers have filed all applications, notices and other documents necessary to effect the timely renewal or issuance of all governmental approvals, permits and licenses required for the continued conduct of the Business as now conducted, except for those the absence of which do not or are not reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole; and


(d) there are no proceedings pending or, to the best of Sellers' knowledge, threatened in respect of the Steering Wheels N.A. Business or pending or, to the best of Sellers' knowledge, threatened against Clifford which are likely to result in the revocation, cancellation or suspension of any such governmental approvals, permits and licenses, except for such proceedings which do not or are not reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole.


5.11 Financial Statements

The 1996 fiscal year for the Steering Wheels N.A. Business is from December 26, 1995 through December 25, 1996. The 1996 fiscal year for Clifford is from December 1, 1995 through November 30, 1996. The unaudited Interim Balance Sheet of the Business as of July 1996 fiscal month end, and the unaudited Combined Statements of Plant Operations (Income Statement) of the Business for the seven month period of operation from December 26, 1995 through the July 1996 fiscal month end in the case of the Steering Wheels N.A. Business and for the seven month period of operation from December 1, 1995 through June 30, 1996 in the case of Clifford which are attached as Exhibit 5.11, are in accordance with the books and records of the Sellers, and have been prepared by the Sellers' personnel in conformity with the Sellers' historical accounting practices except as noted.

5.12 Material Contracts

Exhibit 5.12 sets forth all Material Contracts (as defined below) and except as set forth on Exhibit 5.12, neither the Sellers in respect of the Steering Wheels N.A. Business nor Clifford is in default under, or has received written notice of default with respect to any Material Contracts of the Business in effect on the date hereof which relate solely to, or confer any material benefit on, the Business, or which materially affect any of the Transferred Assets or Assumed Liabilities.

A contract is deemed to be a "Material Contract" if it is a commitment, agreement or contract of any kind to be performed after the Closing Date pursuant to which Sellers in respect of the Steering Wheels N.A. Business or Clifford is obligated or authorized to expend or has any right to receive more than $250,000 in any twelve (12) month period and which is not subject to cancellation by Sellers or Clifford, as the case may be, upon less than six (6) months notice or without penalty or increased cost.

5.13 Taxes

Except as set forth on Exhibit 5.13, the Sellers with respect to the Steering Wheels N.A. Business and Clifford have filed all material federal, state, local, and foreign tax returns required by law to be filed by them due with respect to the 1995 and prior fiscal periods. As of the date hereof, except as set forth on
Exhibit 5.13, there is no claim or assessment in a material amount pending against the Steering Wheels N.A. Business or Clifford based on a failure to pay taxes, social security or other similar charges, duties, interest or penalties. The Sellers have received no written notice from any taxing authority of any material obligation that may constitute or result in a lien on the Transferred Assets or the Shares.

5.14 Disputes

Except as set forth on Exhibit 5.14, there is no suit, action, arbitration or similar proceeding pending or, to Sellers' knowledge, threatened against Sellers in respect of the Steering Wheels N.A. Business or pending or, to Sellers' knowledge, threatened against Clifford which, if adversely resolved, would be reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole. Except as set forth on Exhibit 5.14, neither Sellers in respect of the Steering Wheels N.A. Business nor Clifford is a party to or is bound by any judgment, decree, injunction, ruling, award or order of any governmental authority, arbitrator or any other person which would be reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole. Except as set forth on Exhibit 5.14, since December 31, 1995, neither Sellers nor Clifford has compromised, settled or lost any arbitration or judicial proceeding the result of which would be reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole.

5.15 Brokers and Finders

With the exception of Smith Barney Inc., neither Sellers nor their affiliates have employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith. Sellers shall be responsible to make payments, if any, to which Smith Barney Inc. may be entitled.

5.16  Collective  Bargaining  Agreements,   Employment  Agreements  and  Benefit
Plans

Except as set forth on Exhibit 5.16, neither UTAS, nor UTAS de Mexico in respect of the Steering Wheels N.A. Business nor Clifford has in effect any collective bargaining agreement or employment agreement (other than oral agreements of at-will employment). Except as set forth on Exhibit 5.16, there are no disputes currently subject to any grievance procedure, arbitration or litigation under such agreements nor is there any default under any such agreements, by any of Sellers, Clifford, or to the knowledge of Sellers, any other party thereto, which individually or in the aggregate reasonably would be likely to have a material adverse effect on the financial condition of the Business taken as a whole.

5.17 ERISA; Employee Benefits

(a) Except as disclosed on Exhibit 5.17, Sellers do not maintain or contribute to or have any liability with respect to any material (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plan, agreement or arrangement for the benefit of employees employed in the Steering Wheels N.A. Business, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement or any other employee benefit plan, agreement or arrangement, including but not limited to any "employee benefit plan" (as defined in section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), for the benefit of employees employed in the Steering Wheels N.A. Business or (iii) fringe benefit plan, agreement or arrangement for the benefit of employees employed in the Steering Wheels N.A. Business (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as, the "Plans" and individual as a "Plan"). Each of the Plans set forth on Exhibit 5.17 that is an "employee pension benefit plan" (as such term is defined in section 3 (2) of ERISA) or an "employee welfare benefit plan" (as such term is defined in section 3 (1) of ERISA), has been operated in material compliance with its written terms and, to the best knowledge of Sellers, the applicable provisions of ERISA and the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), and the regulations promulgated thereunder. To the extent applicable, Sellers have heretofore delivered or made available to Buyer complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.


(b) Except as set forth on Exhibit 5.17, or in the Plan provisions covering employees covered by a collective bargaining agreement, there are no agreed upon future increases of benefit levels for employees employed in the Steering Wheels N.A. Business, and no increases in benefits have been committed to by Sellers for the benefit of employees employed in the Steering Wheels N.A. Business, except for those increases which would not have a material adverse effect on the financial condition of the Steering Wheels N.A. Business. With respect to each Plan, full payment has been made of all amounts that Sellers are required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement.

(c) No liability under Title IV of ERISA has been or is expected to be incurred by Sellers with respect to any ongoing, frozen or terminated plan currently or formerly maintained by either of them, or the plan of any entity which is considered a predecessor of Sellers or a single employer with Sellers under section 4001 of ERISA, which would result in any Encumbrance on the Transferred Assets.

(d) None of the Plans is a "multi  employer  plan," as such term is  defined  in section 3 (37) of ERISA.

(e) There are not pending or, to the knowledge of Sellers, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such plans.


5.18 Intellectual Property

Except as set forth on Exhibit 5.18, IPCO is the owner of the Patent Rights set forth on Exhibit 2.5 and Sellers are the owners of the Know-how or have the right to license the same as contemplated by the Know-how License Agreement, and neither IPCO nor Sellers nor Clifford has received any written notice from any other person challenging the right of Sellers or Clifford to use any such Intellectual Property. Except as set forth on Exhibit 5.18 hereto, to Sellers', Clifford's and IPCO's knowledge, none of the Intellectual Property is being infringed upon or appropriated by others, and none is subject to any outstanding order, decree, judgment, stipulation or injunction affecting the scope of the free and unrestricted use by Sellers or Clifford (to the extent of such Intellectual Property) or used contrary to the provisions of any licensing or other agreement. Except as set forth on Exhibit 5.18 hereto, to Sellers', Clifford's and IPCO's knowledge, Sellers, Clifford and IPCO are not infringing upon any third party's rights through Sellers' and Clifford's utilization of the Patent Rights in the operations of the Business. Except for the Patent Rights, Sellers have no other United States patents, foreign patents, inventions for which there are pending United States or foreign patent applications or unpatented inventions that are utilized in the operations of the Business as of the Closing Date or that are anticipated to be put into actual production within one year of the Closing Date. Notwithstanding the foregoing, the Buyers shall not have any right, title or interest in or to any United States patents, foreign patents, inventions for which there are pending United States or foreign patent applications, unpatented inventions, trade secrets, technical information or know-how with respect to the development, manufacture or distribution of the items listed in Section 16.18(d)(i) and (ii) or any related products.

5.19 Consents

Except as set forth on Exhibit 5.19 and in this Agreement, no material consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission, or any third party (a "Consent"), is required to be obtained or made by Sellers in connection with the execution, delivery, performance and enforceability of this Agreement or the sale or transfer of the Transferred Assets pursuant hereto or the transfer of ownership of the Business as contemplated hereby other than (a) those the failure of which to be made or obtained, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Business taken as a whole, or on the ability of Sellers to consummate the transactions contemplated by this Agreement and (b) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or the Exon-Florio Act.

5.20 Accounts Receivable5.20 Accounts Receivable.

All accounts receivable of the Business shown on the Clifford Interim Financial Statements and the Steering Wheels N.A. Business Interim Financial Statements and all accounts receivable arising thereafter and prior to the Closing shown on the books of the Business, arose and will arise from bona fide transactions in the ordinary course of business.

5.21 Employment Records

The Sellers have previously provided or will provide by Closing to the Buyer a true and accurate list of the names of management staff of the Business together with a summary of all salary, bonus, incentive compensation or other additional cash compensation, if any, paid to such persons for the 1995 calendar year.

5.22 Notification by Sellers of Transfer of Indiana Property

Exhibit 5.22 hereto is a copy of the Indiana Responsible Property Transfer Law report that UTAS is required to submit to the State of Indiana in conjunction with the transfer of real property as part of the transaction contemplated hereby.

5.23 Condition of Transferred Assets

All Transferred Assets, including, without limitation, all buildings, fixtures and other improvements and all equipment and machinery (collectively the "Fixtures") used in the manufacturing process are, and will be at the time of Closing, in good operating condition and repair except for such Fixtures that are not individually or in the aggregate material to the operation of the Steering Wheels N.A. Business.

5.24 No Other  Representations  or  Warranties

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER SELLERS NOR IPCO NOR ANY OTHER PERSON ACTING ON THEIR BEHALF (INCLUDING ANY OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF CLIFFORD OR THE STEERING WHEELS N.A. BUSINESS) MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND SELLERS AND IPCO HEREBY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY SELLERS AND IPCO OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF IPCO, CLIFFORD OR THE STEERING WHEELS N.A. BUSINESS), WITH RESPECT TO THE EXECUTION, DELIVERY OR PERFORMANCE BY SELLERS OR IPCO OF THIS AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER INFORMATION BY SELLERS, IPCO OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON (INCLUDING ANY OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF IPCO, CLIFFORD OR THE STEERING WHEELS N.A. BUSINESS, WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING).

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER

The  Buyer   represents   and  warrants  to  the  Sellers  that  the   following
representations  and  warranties  are  true  and  correct  on the  date  of this
Agreement:

6.1  Organization,  Good  Standing and  Corporate  Power

The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as it is presently being conducted. The Buyer has all requisite corporate power and authority to purchase and own the Transferred Assets and Shares, assume and perform the Assumed Liabilities, conduct the Business as it is presently being conducted and perform the other covenants and agreements of the Buyer under this Agreement and the Assumption Agreement.

The execution, delivery and performance of this Agreement and the Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Buyer.

6.2 Authority

Buyer has full power, right and authority to execute this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) violate any provision of any material applicable law, published rule or regulation to which Buyer is subject (provided that no representation is made herein with respect to any Antitrust Laws or the Exon-Florio Act), (ii) violate any order, judgment or decree applicable to Buyer, (iii) violate any material agreement, obligation or commitment to which Buyer is a party or (iv) conflict with or result in a breach or default under any term or condition of Buyer's charter or by-laws. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3 Consents of Buyer

Except as set forth in this Agreement, no Consent is required to be made or obtained by Buyer in connection with the execution, delivery, performance and enforceability of this Agreement or the transactions contemplated hereby other than (a) those the failure of which to be made or obtained, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on Buyer or the ability of Buyer to consummate the transactions contemplated by this Agreement and (b) as may be required by the HSR Act or the Exon-Florio Act.

6.4 Acquisition of Shares

The Shares are being and the Hankook Interest will be acquired by Buyer for its own account and not with a view to or in connection with any disposition thereof in violation of (i) the Securities Act of 1933, as amended or the rules and regulations thereunder, (ii) any applicable state securities or "blue sky" laws, or (iii) any applicable securities laws of the United Kingdom, the Republic of Korea or any political subdivision thereof or therein.

6.5 Brokers and Finders

Buyer has not employed or become obligated to pay any fee or commission to any broker, finder, consultant, investment banker or other intermediary in connection with transactions contemplated by this Agreement. Buyer represents that Sellers shall have no obligations whatsoever to any broker, finder, consultant, investment banker orintermediary, resulting from this Agreement or the transactions contemplated hereby.

6.6 Financing

The Buyer has all funds necessary for the consummation of the transactions contemplated by this Agreement and will provide evidence thereof satisfactory to the Sellers, in their sole discretion, upon request.

6.7 Condition of Transferred Assets

THE BUYER UNDERSTANDS AND AGREES THAT THE TRANSFERRED ASSETS, PROPERTIES AND RIGHTS OF SELLERS BEING PURCHASED HEREUNDER ARE SOLD, ASSIGNED, LEASED, TRANSFERRED AND CONVEYED TO BUYER IN AN "AS IS" CONDITION ON A "WHERE IS" BASIS WITHOUT ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN.

6.8 Non-reliance

IN CONNECTION WITH ITS DECISION TO ACQUIRE THE TRANSFERRED ASSETS, THE SHARES AND THE HANKOOK INTEREST, THE BUYER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY FINANCIAL PROJECTIONS, BUDGETS OR OTHER FORWARD-LOOKING FINANCIAL DATA WITH RESPECT TO THE TRANSFERRED ASSETS, THE SHARES, THE HANKOOK INTEREST OR THE BUSINESS PREPARED BY OR FURNISHED TO IT BY OR ON BEHALF OF THE SELLERS AND THAT THE SELLERS ARE MAKING NO REPRESENTATION OR WARRANTY WITH RESPECT THERETO.

SECTION 7. INFORMATION AND RECORDS  CONCERNING THE SELLERS

7.1 The Buyer's  Access to  Information  and  Records

The Buyer has made or will cause to be made prior to the Closing Date such investigation of the Business and the Transferred Assets as the Buyer deems necessary or advisable to familiarize itself with such matters. Any such investigation shall be conducted by the Buyer so as not to interfere unreasonably with the Business's normal operations and shall be undertaken in accordance with such procedures as may be established by agreement between the Sellers and the Buyer. In no event shall the Buyer communicate with any employee of the Business without the prior written consent of the Sellers.

(a) Subject to the foregoing, and to the requirement of confidentiality discussed below in this Section 7.1, the Sellers agree to permit the Buyer and its authorized representatives, including legal counsel and independent accountants, upon reasonable notice, to have reasonable access at reasonable business hours to designated management, employees of the Business, the plant, properties, inventories and books and records of the Sellers relating to the Business including contracts, leases, real estate, personal property, tax returns, audits and books of account. The Sellers will furnish to the Buyer such financial and operating data and other information on the Business as the Buyer shall from time to time reasonably request. From the date hereof to the Closing Date, Sellers shall use reasonable efforts to endeavor to keep Buyer informed from time to time concerning any material changes that may occur affecting the Business.

(b) Any facts discovered by the Buyer in the course of any such investigation which contravene or appear to contravene any representations or warranties made by the Sellers in this Agreement shall be brought promptly to the attention of the Sellers by the Buyer. The Buyer agrees to allow the Sellers the opportunity to explain or take remedial action concerning such facts prior to the Closing Date. The Buyer agrees that to the extent prior to the Closing Date it has knowledge of facts which contravene or appear to contravene any representation or warranty made by the Sellers in this Agreement, it must discuss such facts with the Sellers and resolve the apparent or actual contravention of such representation or warranty prior to the Closing Date. If the Buyer fails to do so, it is estopped from and may not assert any claim concerning such representation or warranty subsequent to the Closing Date.

(c) Any information provided or obtained pursuant to this Agreement shall be held by Buyer and its representatives in the strictest confidence and in accordance with and shall be subject to the terms of the Nondisclosure Agreement dated May 20, 1996 between the parties hereto and, in the event the transactions contemplated by this Agreement are not consummated, shall be returned or destroyed in accordance with the Nondisclosure Agreement and this Agreement.

7.2 Parties' Access to Records After Closing

Except as provided in Section 7.3 hereof, the parties hereto each agree to preserve until the seventh (7th) anniversary of the Closing Date or until the expiration of the statute of limitations with respect to the tax year which includes the Closing Date, all records in their possession relating to any of the Transferred Assets, the Assumed Liabilities or the Business. The Buyer has been informed that the Sellers and their affiliates will include the operation of the Business in their federal and state income tax returns for all periods prior to the Closing Date and for such purposes the Buyer will permit authorized employees of the Sellers or their representatives, affiliates and successors to gather and prepare such information as the Sellers may reasonably require for preparing such tax returns. In the event that either party needs access to records in the possession of the other party relating to any of the Transferred Assets, the Assumed Liabilities or the Business for purposes of complying with
Section 3.1(c) hereof, preparing income tax returns or complying with any audit request, subpoena or other investigative demand by any governmental authority or for any civil litigation, or for any other legitimate purpose not injurious to the other party, each party will allow representatives of the other party access to such records during regular business hours at such party's place of business for the sole purpose of obtaining information for use as aforesaid and will permit such other party to make extracts and copies thereof as may be necessary or convenient.

7.3 Disposal of Records

Subject to Section 2.1(i), the Buyer may at any time and from time to time subsequent to the Closing Date and prior to the seventh (7th) anniversary of the Closing Date, dispose of the records in its possession relating to the Steering Wheels N.A. Business by giving sixty (60) days prior notice of such disposal to the Sellers; provided, however, that if such records are pertinent to any dispute, claim, litigation, governmental investigation or the determination of any federal, state or local tax liability of the Sellers, the Sellers shall have the right, by giving written notice to the Buyer, to require the Buyer to (i) retain such records until such time as the Sellers may specify or (ii) provide such records to the Sellers.

SECTION 8. OBLIGATIONS AND COVENANTS

8.1 Sellers' Conduct of the Business

Except for such actions as are set forth on Exhibit 8.1 (a) or as may be taken with the prior written consent of the Buyer, the Sellers will conduct the Business from the date of this Agreement until the Closing Date in accordance with the same business practices previously followed by them, and during that period the Sellers shall:

(a) not conduct the Business other than in the ordinary course and shall not make any single commitment or series of interdependent commitments for capital expenditures in connection with the Business exceeding $100,000;

(b) refrain from entering into any material licenses, contracts, purchase orders or other agreements relating to the Business except in the ordinary course of business;

(c) meet their contractual obligations related to the Business in the ordinary course of business;

(d) use their reasonable efforts to maintain the Business intact and to preserve the good relations of their suppliers, customers, employees, agents and others with whom they have business relations in connection with the operation of the Business;

(e) account for, make appropriate filings with respect to, and pay when due all taxes, assessments and other governmental charges against the Transferred Assets or in respect of the Business, including all withholding taxes on compensation paid to employees of the Business from the date hereof through the Closing Date, except for any such taxes, assessments and charges which the Sellers may be contesting in good faith;

(f) not take any affirmative action which results in the creation or incurrence of any debt or monetary obligation relating to the Business, other than in the ordinary course of business;

(g) not cause Clifford to assume, guarantee, endorse or otherwise become responsible (whether directly, contingently or otherwise) for the obligations of, or make any loans or advances to, any other individual, firm or corporation;

(h) not waive or release any rights of material value relating to the Business, or cause Clifford to cancel, compromise, release or assign any indebtedness owed to it or any claims held by it;

(i) not transfer, sell or otherwise convey any of the assets of the Steering Wheels N.A. Business of any type that are reasonably expected to be within the definition of Transferred Assets, other than in the ordinary course of business;

(j) not mortgage, pledge, subject to any lien, claim or charge or otherwise encumber any of the Transferred Assets or in any way create or consent to the creation of any title condition affecting the Transferred Assets;

(k) other than in the ordinary course of business, with respect to its directors, officers or employees who are expected to continue to be engaged in the operation of the Business after the Closing:

(i) not increase the rate or terms of compensation payable or to become payable to any of them except pursuant to any existing plan or written agreement, or as may be required to meet any applicable legal requirement;

(ii) not pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any of them except as may be required to meet any applicable legal requirements;

(iii) not commit themselves to any profit sharing, bonus, incentive, group insurance, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any such plan, agreement or arrangement which now exists, to the extent applicable to any of them except as may be required to meet any applicable legal requirements or the term of any existing plan or written agreement;

(l) with respect to its directors, officers or employees who are expected to continue to be engaged in the operation of the Business after the Closing:

(i) not commit themselves to any additional pension, deferred compensation or severance pay or stock purchase, stock option or stock appreciation right;

(ii) not enter into any employment or severance agreement with or for the benefit of them;

(m) not enter into or voluntarily terminate any lease with respect to the Business or make any change in any leases, other than in the ordinary course of business;

(n) not make any material alteration in the manner of keeping the books, accounts or records of the Business, or in the accounting practices therein reflected, except as required by law or generally accepted accounting principles in effect in the United States, Mexico or the United Kingdom;

(o) not permit Clifford to (i) change or amend its Memorandum or Articles of Association or (ii) issue any shares or issue or sell any securities convertible into or exchangeable for or carrying the right to, or options with respect to, or warrants to purchase or rights to subscribe for, any shares or enter into any agreement obligating it to do any of the foregoing; and

(p) not agree to take any of the foregoing actions.

8.2 Provision of Transitional Computer Services8.2 Provision of Transitional Computer Services.

The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Transitional Computer Services Agreement, under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), Sellers will provide Buyer at Sellers' Monterrey operations with data processing services and reasonable access to computer hardware for use in operation of the Business and Sellers' Monterrey operations at the monthly cost of such services as agreed upon by the parties; provided, however, that if at the time of Closing such parties have not entered into such agreement, then the Sellers shall continue to provide to Buyer at the cost to Sellers such services at a level at which such services had been provided immediately prior to Closing.

8.3 Provision for Transitional  Employee Benefits

The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Transitional Employee Benefits Agreement, under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), Sellers will provide upon an administrative services only basis the employee benefits that are provided to employees of the Business; provided, however, that if at the time of Closing such parties have not entered into such agreement, then the Sellers shall continue to provide to Buyer at the cost to Sellers such services at a level at which such services had been provided immediately prior to Closing.

8.4  Provision  of   Transitional   Administrative   Services

The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Transitional Administrative Services Agreement, under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), Sellers will provide Buyer with support services that have historically been provided to the Business by Sellers at a cost that is agreed to by the parties; provided, however, that if at the time of Closing such parties have not entered into such agreement, then the Sellers shall continue to provide to Buyer at the cost to Sellers such services at a level at which such services had been provided immediately prior to Closing.

8.5 Lease of Office Space in Porter Street  Facility

The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Lease Agreement (a form of which is attached hereto as Exhibit 8.5) with respect to the Porter Street Facility, under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), Sellers will lease to Buyer the office space that the Steering Wheels N.A. Business presently occupies at the 1641 Porter Street, Detroit, Michigan.

8.6 Lease of Factory and Office Space in Monterrey, Mexico Facility and License of Warehouse in Laredo, Texas

(a) The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Lease Agreement (a form of which is attached hereto as Exhibit 8.6(a)) with respect to the Office Space in Monterrey, Mexico under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), UTAS de Mexico will lease to the Buyer the factory space and the office space that the Steering Wheels N.A. Business presently occupies at the UTAS de Mexico facility in Monterrey, Mexico.

(b) The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a License Agreement (a form of which is attached hereto as Exhibit 8.6(b)) with respect to the Laredo, Texas warehouse under which for a period of up to six (6) months after the Closing Date (which period may be extended by mutual agreement of the parties thereto), UTAS will license to the Buyer the right to access and use a portion of the warehouse that UTAS presently occupies in Laredo, Texas.

8.7 Lease of Niles, Michigan Manufacturing  Facility

The parties hereto, other than IPCO, agree to enter into good faith negotiations with the intent to execute upon Closing a Lease Agreement (a form of which is attached hereto as Exhibit 8.7) with respect to the Niles, Michigan Manufacturing Facility under which for a period that will commence on the Closing Date and will end March 31, 1997, or such later date as is mutually agreed upon by the parties, UTAS will lease to Buyer the Niles Plant that the Steering Wheels N.A. Business presently operates.

8.8 Niles Employees

Subject to further negotiations and the execution of an agreement, for a period that will commence on the Closing Date and will end on the earlier of (i) the completion of the consolidation of the Steering Wheels N.A. Business operations at the Niles, Michigan Facility into the Steering Wheels N.A. Business operations at the Grabill, Michigan Facility or (ii) June 30, 1997, UTAS will provide for continued production of the steering wheel products the necessary production, maintenance and salaried employees (who have not been transferred to Grabill) at the Niles, Michigan Facility and will pass on, at its cost, the cost of providing such employees directly to Buyer, who shall pay such cost in accordance with such agreement.

8.9 Filings

Buyer and Sellers shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice with respect to this Agreement and the transactions contemplated hereby and shall use their respective best efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division for additional information or documentation and Buyer shall take promptly all other actions and do all other things necessary to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust authority to the consummation of the transactions contemplated by the Agreement. Buyer and Sellers shall use their respective reasonable best efforts to promptly take all such action as may be necessary under United States federal, state and other laws applicable to or necessary for the consummation of the transactions contemplated hereby, and will file and, if appropriate, use their respective reasonable best efforts to have declared effective or approved all documents and notifications with all governmental or regulatory authorities that it deems necessary or appropriate for the consummation of the transactions contemplated hereby.

8.10  Payment  of  Clifford  Intercompany   Financing

At the Closing, the Buyer, as owner of the Shares, shall make a payment to the Clifford Payees in an amount, denominated in United States dollars, sufficient to repay in full the Clifford Intercompany Financing. The Sellers shall provide the Buyers with a notice on the third business day immediately preceding the Closing Date with the specific name or names of the Clifford Payees and the specific wire instructions with respect to the payment in full of the Clifford Intercompany Financing (the "Clifford Notice").

8.11 Supply Agreements

Sellers and their affiliates may, at Buyer's discretion, continue to provide the following products to the Steering Wheels N.A. Business subsequent to Closing:

(a) Wire Harnesses for Chrysler ZJ - From United Technologies Automotive de Mexico plant in Chihuahua, Mexico;

(b) Metal Stampings - From UTAS' Sheridan Plant in Wauseon, Ohio; and

(c) PHN 131 Switches - From United Technologies Automotive's Input Controls business unit, starting in the 1998 model year.

8.12 Retained Liabilities

The Sellers shall use reasonable efforts to pay and discharge, as they become due and payable, all Retained Liabilities as defined in Section 4.2 hereof to the extent that if such liabilities were not paid in a timely fashion, it would have a material adverse effect on Buyer's ongoing operation of the Business.

SECTION 9. EMPLOYMENT AND EMPLOYEE BENEFIT ARRANGEMENTS

9.1 Offer of Employment

Subject to this Section 9, Buyer shall offer employment, commencing on the Closing Date, to all persons identified in Exhibit 9.1 (such persons are referred to herein collectively as the "Transferred Employees" and individually as a "Transferred Employee") at wages, salary, benefits, hours and conditions of employment that are substantially equivalent in the aggregate to those in effect immediately prior to the Closing Date. It is anticipated that Buyer will offer employment to all employees of Grabill and all employees in the steering wheels operations at the Monterrey, Mexico Facility, selected employees at Niles as identified in Exhibit 9.1 and all Steering Wheels N.A. Business employees at the Porter Street Facility as identified in Exhibit 9.1.

Seller will reimburse Buyer for 50% of the amount of cash severance pay benefits required by law pursuant to applicable statutory provisions or as required by the collective bargaining agreement referenced in Section 9.10 hereof to be paid by Buyer as a result of the termination within fourteen months after the Closing by Buyer of Transferred Employees employed at the Monterrey, Mexico facility. Buyer will notify Seller of any such termination, and Seller will use reasonable efforts to offer such employees employment with other UTA operations.

Buyer currently provides its employees with the following benefits: medical, dental, life insurance, accidental death and dismemberment, short term disability, long term disability, dependent life insurance, deferred saving plan
(401k), business travel insurance and employee stock purchase plan. Buyer also provides the following programs: vacation, holidays, educational assistance and long term employee incentive plans. With the exception of benefits provided to Transferred Employees under collective bargaining agreements accepted by Buyer hereunder, Buyer shall, on a corporate wide, aggregate basis, use its best efforts to provide benefits and plans within a reasonable time after the Closing, but effective as of the Closing, to all other Transferred Employees that are substantially equivalent to those in effect immediately prior to Closing. However, notwithstanding any specific provision of Section 9 to the contrary, this shall not constitute a commitment that every plan currently in place for the Transferred Employees will be adopted or replaced. It is Buyer' intention to integrate the Transferred Employees into its own compensation and benefit structure, with the expectation that, taken in total, the benefits to the Transferred Employees will be substantially equivalent to those they currently enjoy. Buyer reserves the right, on a case by case basis, to provide more or less benefits to any individual employee in order to apply its benefit and compensation scheme consistently across Buyer's corporate structure.

9.2 Continuation of Employee Benefits

(a) Within a reasonable time after the Closing Date, Buyer shall implement with respect to the Transferred Employees, Plans and other employee benefits, programs and arrangements substantially comparable in the aggregate to the Plans and other employee benefits, programs and arrangements provided to the Transferred Employees of the Steering Wheels N.A. Business on September 20, 1996 and identified in the disclosure schedules. The Plans and other employee benefits, programs and arrangements so implemented by Buyer shall be effective as of the Closing Date and shall be maintained and provided by the Buyer until one year after the Closing Date, except as otherwise may be provided in a collective bargaining agreement. Notwithstanding the foregoing, Buyer's obligation to provide employee benefits under this Section 9 shall not preclude any changes in benefits or plan provisions necessary to comply with applicable law or in order to qualify for favorable tax treatment.

(b) Within a reasonable time after the Closing Date, Buyer shall implement severance obligations, practices, and policies that are comparable to the written severance plans, programs and arrangements in respect of Transferred Employees identified in Exhibit 5.17, with service to Sellers prior to the Closing Date recognized in full for purposes of calculating severance benefits. The comparable severance obligations, practices, and policies under the written severance plans, programs and arrangements in respect of Transferred Employees so implemented by Buyer shall be effective as of the Closing Date and shall be maintained by Buyer until one year after the Closing Date.

(c) Effective as of the Closing Date and except as provided above, Buyer hereby assumes and agrees to honor the terms of all collective bargaining agreements affecting Transferred Employees identified in Exhibit 5.16 except to the extent any such employee agreements or collective bargaining agreements are renegotiated.

(d) Buyer shall be responsible for and cause to be paid in the normal course of business the vacation and holiday pay of all Transferred Employees pursuant to the terms and conditions of applicable collective bargaining agreements or policies established by Buyer pursuant to paragraph (a) or this Section 9.2, except to the extent any such collective bargaining agreements are renegotiated.

(e) Buyer shall be responsible and liable for any claim in respect of Transferred Employees arising under any state worker's compensation or similar law which is based on any occurrence after the Closing.

(f) No provision of this Agreement shall create any third-party-beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Steering Wheels N.A. Business in respect to continued employment or resumed employment except as otherwise provided herein.

9.3 Salaried Employees Retirement Plan

UTAS shall retain responsibility for benefits accrued through the Closing Date under the United Technologies Corporation Employees Retirement Plan (the "Sellers' Salaried Retirement Plan") for all Transferred Employees who were participants in the Sellers' Salaried Retirement Plan as of the Closing. No assets shall be transferred from the Sellers' Salaried Retirement Plan as a result of the consummation of the transactions contemplated hereby.

9.4 United Technologies Corporation Employee Savings Plan

Transferred Employees with one-year service (as determined under the defined contribution of Sellers in which they are entitled to participate) shall be eligible to participate immediately in Buyer's tax-qualified defined contribution employee pension benefit plan ("Buyer's Savings Plan"). For purposes of eligibility and vesting only, Buyer's Savings Plan shall grant credit for all service of Transferred Employee credited under the United Technologies Corporation Employee Savings Plan (the "Sellers' Savings Plan"). If Transferred Employee receive lump sum cash outs from the Sellers' Savings Plan, to the extent such distributions consist of cash or cash equivalents and to the extent it is permissible under Buyer's Savings Plan and the Code, Transferred Employees shall be eligible to roll over such distributions within sixty (60) days of the distribution into Buyer's Savings Plan. To the extent requested by Transferred Employees and permissible under Buyer's Savings Plan (and without the requirement that Buyer amend such Plan), Buyer shall cause the trustee of Buyer's Savings Plan to accept from the trustee of Sellers' Savings Plan cash and cash equivalents representing the account balances of such Transferred Employees under Sellers' Savings Plan.

9.5 Grabill Hourly Plan

As soon as practical after, but no later than sixty (60) days following, the Closing, Seller shall provide Buyer a valuation of the Grabill Plant Hourly Pension Plan (the "Grabill Hourly Plan"). The parties agree to negotiate in good faith the assumption, if appropriate, of the assets and obligations of the Grabill Hourly Plan.

9.6 Welfare Plans

UTAS shall be responsible for any medical, hospitalization, survivor benefits, life insurance, disability, and other employee welfare benefit plan claims that were incurred by any Transferred Employee (or his covered dependents) prior to the Closing under Sellers' Plans that are employee welfare benefit plans and Buyer shall be responsible for any such claim that is incurred by a Transferred Employee (or his covered dependents) after Closing. Pursuant to the Employee Benefits Transition Agreement, UTAS shall, if requested by Buyer, act as agent for Buyer in processing such post- closing claims, and Buyer shall reimburse UTAS for benefits paid by UTAS (as agent for Buyer) under that Agreement. Buyer further agrees that Sellers shall have no responsibility in respect of the Transferred Employees under the "continuation coverage" provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or Part 6 of Title I of ERISA or any liability under section 4980B of the Code, as each provision is in effect on the date hereof, solely as a result of the consummation of the transactions contemplated hereby. For purposes of this paragraph, a claim shall be deemed to be incurred on the date that the service giving rise to the claim is rendered.

(b) To the extent permitted under Buyer's existing Plans, the Plans and other employee benefits, programs and arrangements that are maintained by Buyer for the benefit of Transferred Employees after the Closing Date and that are employee welfare benefit plans shall provide that any expenses incurred by Transferred Employees during 1996 on or before the Closing Date shall be taken into account during the first plan year of such employee welfare benefit plans for the purpose of satisfying deductible or coinsurance requirements and satisfying maximum out-of-pocket provisions to the same extent as if such expenses had been incurred after the Closing Date.

9.7 Plant Closings

Buyer agrees that, for a period of sixty (60) days following the Closing Date, Buyer shall not cause a "plant closing" or "mass layoff" (as such terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN")) to occur or undertake any other actions requiring notification pursuant to WARN to union representatives and affected employees of the Steering Wheels N.A. Business or units of local government where employment sites of the Steering Wheels N.A. Business are maintained. Buyer further agrees and acknowledges that, on and after the Closing Date, Buyer shall be solely responsible for compliance with any United States federal, state, or local laws and regulations, and any United Kingdom laws and regulations relating to plant closings or substantial layoff of personnel in respect of the employment sites of Clifford or Grabill. Buyer will not be responsible for similar compliance in respect of employment at the Monterrey, Mexico Facility and Niles, Michigan Facility.

9.8 Service Under Buyer's Plans

Buyer shall recognize all service of Transferred Employees with Sellers and its predecessors under Buyer's Savings Plan, and in accordance with Sections 9.3,
9.4 and 9.5 and other employee benefit plans, programs and arrangements maintained by Buyer, and for all seniority and vesting purposes.

9.9 Treatment of Buyer and Sellers

Buyers agree to treat, and to cause all of their affiliates to treat, the Sellers and the Buyer as Predecessor and Successor Corporations, respectively, pursuant to 26 CFR Section 31.13121 (a) (1)-(1)(b) and 26 CFR Section 31.3306
(b)(1)-1(b) for purposes of computing the annual wage limitations prescribed by 26 USC Section 3121 (a) (1) and 26 USC Section 3306 (b)(1) and the regulations thereunder. Such treatment shall apply to all persons employed by the Sellers and employed by the Buyer after the Closing.

The parties further agree to handle all reporting requirements mandated by 26 USC Section 6011 (a) and 26 USC Section 6051(a) and the regulations thereunder under the procedures set forth in Section 5 ("Alternative Procedure") of Rev. Proc. 83-66, 1983- 36 I.R.S. 15. The parties shall cooperate in the exchange of information as contemplated by this Section 9.9. The Buyer shall reimburse the Sellers' for any and all penalties assessed on the Sellers due to the Buyer's failure to comply with 26 USC Section 6051(a) and regulations thereunder.

9.10 Assumption of Monterrey Collective Bargaining  Agreement

(a) Buyer agrees to assume the applicable collective bargaining agreement for the employees in the steering wheels operations of the Monterrey, Mexico facility. UTAS de Mexico shall continue to provide and administer the employee benefits of the hourly and salaried employees, and Buyer will reimburse UTAS de Mexico for such costs, for a period of 6 months after the Closing, after which time Buyer will assume all responsibility for providing and administering such employee benefits.

(b) Buyer and Sellers agree to cooperate by making available to the other information regarding the service of Transferred Employees with Sellers and Buyer to enable Buyer and Sellers to determine the eligibility of Transferred Employees to receive retirement benefits under each of the employee pension benefit plans.


SECTION 10. CONDITIONS OF CLOSING

10.1  Conditions  of the  Buyer's  Obligations

The obligations of the Buyer hereunder are subject to the satisfaction of all of the following conditions as of the Closing Date, any of which may be waived by the Buyer:

(a) each of the representations and warranties of the Sellers and IPCO contained in this Agreement shall be true and correct in all material respects, except to the extent that any inaccuracies in such representations and warranties shall not have a material adverse effect on the financial condition or operations of the Business taken as a whole. For the avoidance of doubt, it is specifically agreed that the loss of any customer(s) who are also competitors of the Buyer in the manufacture of air bag products as a result of the negotiations leading up to the transactions contemplated hereby, and any effects of such loss, shall not be a material adverse effect for the purpose of this Section 10.1(a);

(b) the Sellers and IPCO shall have performed in all material respects all of their covenants and agreements hereunder and shall have delivered or caused to be delivered the required documents, instruments, certificates and opinions at the Closing as set forth in Section 11.1;

(c) no applicable statute, rule or regulation or order, decree or judgment of or in any court or tribunal of competent jurisdiction shall be in effect that prohibits Buyer from consummating the transactions contemplated hereby;

(d) all consents, approvals, orders or clearances of any governmental or regulatory authority (including, without limitation, any approvals or clearances of the Federal Trade Commission and the Antitrust Division of the Department of Justice (including under the HSR Act), the United Kingdom, and other relevant antitrust authorities) the granting of which is required or appropriate for the consummation of the transactions contemplated hereby shall have been obtained and all waiting periods specified under applicable law, the expiration of which is necessary for such consummation shall have passed;

(e) Sellers shall have delivered to Buyer in form reasonably acceptable to Buyer and in proper form for recording when appropriate, such deeds, bills of sale, assignments, non-exclusive licenses and other good and sufficient instruments of transfer conveying and transferring to Buyer the right, title and interest of Sellers in and to the Transferred Assets, the Know-how and the Shares; and

(f) IPCO shall have delivered to Buyer in form reasonably acceptable to Buyer assignments, documents and other good and sufficient instruments of transfer conveying and transferring to Buyer the right, title and interest of Sellers in and to the Patent Rights.

10.2  Conditions  of the  Sellers'  Obligations

The obligations of the Sellers hereunder are subject to the satisfaction of all of the following conditions as of the Closing Date, any of which may be waived by the Sellers:

(a) each of the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects;

(b) the Buyer shall have performed in all material respects all of its covenants and agreements hereunder to be performed on or prior to the Closing Date and shall have delivered or caused to be delivered the required documents, instruments, certificates and opinions at the Closing as set forth in Section 11.2;

(c) the payments described in Section 3.1 due at the Closing shall have been paid by the Buyer;

(d) no applicable statute, rule or regulation or order, decree or judgment of or in any court or tribunal of competent jurisdiction shall be in effect that prohibits Sellers from consummating the transactions contemplated hereby;

(e) all consents, approvals, orders, or clearances of any governmental or regulatory authority (including, without limitation, any approvals or clearances of the Federal Trade Commission and the Antitrust Division of the Department of Justice (including under the HSR Act), the United Kingdom, and other relevant antitrust authorities) the granting of which is required or appropriate for the consummation of the transactions contemplated hereby shall have been obtained and all waiting periods specified under applicable law, the expiration of which is necessary for such consummation, shall have passed; and

(f) Buyer shall have entered into an Assumption Agreement dated the Closing Date, in form and substance reasonably satisfactory to Sellers, in respect of Buyer's assumption of the Assumed Liabilities.

(g) Buyer shall have  executed and  delivered  assignments,  documents and other
good  and  sufficient   instruments  of  transfer  contemplated  by  the  Patent
License-Back Agreement in form reasonably acceptable to Sellers.

SECTION 11. CLOSING DOCUMENTS

11.1 (a) The Sellers' Obligations

At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following, in such form as counsel for the Buyer may reasonably request:

(1) certified copies of resolutions of the Boards of Directors of Sellers, approving the execution, delivery and performance of this Agreement;

(2) a certificate of an officer or officers of the Sellers that, to the best of his or her knowledge and except as he or she may therein specify, the warranties and representations of the Sellers set forth in this Agreement are true and correct in all material respects as of the Closing Date;

(3) a corporate warranty deed to the real estate described in Exhibit 2.1(a), conveying marketable title in fee simple in such real estate to the Buyer, subject only to the exceptions, encumbrances and restrictions (i) referred to in
Exhibit 5.7 as applicable to such real estate or (ii) approved by the Buyer's counsel;

(4) an executed bill of sale and general assignment covering all of the personal property to be transferred hereunder, assignments of UTAS's interest in or obligations under all of the Assigned Contracts or the Assumed Liabilities in effect on the Closing Date, as the case may be, and such other documents as are, in the reasonable opinion of counsel for the Buyer, necessary or desirable to vest title to the Transferred Assets in the Buyer;

(5)  copies  of any  consents  received  to  the  assignments  of  the  Assigned
Contracts;

(6) copies of UTAS' plan to comply with its obligations under Section 8.1 of the Hankook-Sheller Joint Venture Agreement;

(7) items identified in Section 3.3; and

(8) notwithstanding any language in this Section 11.1 (a) to the contrary, on or before the third business day immediately preceding the Closing Date, the Sellers shall deliver the Clifford Notice to the Buyer with respect to the Clifford Intercompany Financing.

(b) IPCO's Obligations

At the Closing, IPCO shall deliver to the Buyer documents of transfer for the Patent Rights in such form as counsel for the Buyer may reasonably request.

11.2 The Buyer's Obligations

At the Closing, the Buyer shall deliver or cause to be delivered the following, in such form as counsel for the Sellers may reasonably request:

(a)  certified  copies of the  resolutions  of the Board of  Directors  and,  if
necessary,   shareholders  of  Buyer  approving  the  execution,   delivery  and
performance of this Agreement;

(b) a certificate of an officer of Buyer that, to the best of his or her knowledge and except as he or she may therein specify, the warranties and representations of the Buyer set forth in this Agreement are true and correct in all material respects as of the Closing Date;

(c) evidence of one or more bank wire transfers in immediately available funds to the accounts designated by Sellers of the specific amounts that the Buyer is required to pay at Closing pursuant to Section 3.1 and 8.10 hereof;

(d) a duly executed Assumption Agreement; and

(e) a duly executed Patent License-Back Agreement.

SECTION 12. CLOSING EXPENSES AND  APPORTIONMENTS

12.1  Sales  Tax and Other  Closing  Expenses

The Buyer and the Sellers shall pay equally all excise, sales, transfer, stamp duty, stamp duty reserve tax, documentary, filing, recordation and other similar taxes, levies, fees and charges, if any (including all real estate transfer taxes and conveyance and recording fees, if any), that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby. All other expenses of Closing will be paid by the party incurring such expense.

12.2 Apportionments

All prepaid items which are transferred to the Buyer as part of the Transferred Assets or are applicable to the Transferred Assets (including without limitation, real estate and personal property taxes, water and sewer rents, if any, utility charges and fuel oil), and which relate to a period both prior to and subsequent to the Closing Date, will be apportioned between the parties according to the number of days in the period covered by such prepaid item which occurred prior to and subsequent to the Closing Date, respectively, and the Buyer will pay to the Sellers at Closing the amount of such prepaid item allocable to the period subsequent to the Closing Date.

12.3  Obligation  to Pay Adjusted  Final  Purchase  Price

Nothing contained in Section 12.1 or 12.2 shall be construed as a release, limitation or other modification of the obligation of each party hereto to pay or cause to be paid the full amount of any adjustment to the Cash Purchase Price as described in Section 3.1(b) which becomes payable by such party under the terms of this Agreement.

SECTION 13. POST CLOSING  SURVIVAL AND  INDEMNIFICATION

13.1 Survival

Except as to claims which are barred pursuant to Section 7.1(b), all representations, warranties and covenants made in this Agreement shall survive, and shall not be extinguished by, the Closing. All such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 7.2 and 7.3 and all claims and causes of action with respect thereto) shall terminate upon expiration of one year after the Closing Date, provided that such termination shall not affect the rights of a party in respect of any claim made by such party with specificity, in good faith and in a writing received by the other party prior to the expiration of such one-year period as hereinafter provided.

13.2 The Sellers' Indemnification

The Sellers hereby agree, subject to the provisions hereof, to assume and to indemnify and hold the Buyer harmless from and after the date of this Agreement, against and in respect of all losses, liabilities, damages or reasonable expenses incurred by the Buyer (i) that result from any material misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Sellers under this Agreement or contained in any agreement, certificate or other instrument furnished by the Sellers at Closing, provided that such claimed losses, liabilities, damages or reasonable expenses are reasonably itemized and described in a written notice of claim signed by a duly authorized officer of the Buyer and received by the Sellers within one (1) year after the Closing Date (subject to Sellers' right to dispute such claim or any portion thereof) or (ii) arising from or in connection with any Retained Liabilities; provided, however, that any Environmental Claim shall be governed by the provisions of Section 13.4 of this Agreement, and Buyer shall not be entitled to recover for any such Environmental Claim pursuant to this Section 13.2.

Notwithstanding the foregoing, the Sellers shall not be obligated to indemnify and hold the Buyer harmless for any such loss, liability, damage, or expense unless (i) the amount for which indemnity would otherwise be due for any single item of loss, liability, damage or expense exceeds Fifty Thousand Dollars ($50,000), or (ii) the total of all amounts for which indemnity would otherwise be due for all such single items exceeds One Hundred Thousand Dollars ($100,000) and then only up to twenty (20%) per cent of the Cash Purchase Price.

As a condition to any liability on the part of the Sellers under this Section 13.2, the Buyer shall notify the Sellers in writing of any fact or circumstance which may give rise to liability under this Section 13.2 with reasonable promptness after such fact or circumstance first comes to the attention of the Buyer or any of its officers, agents or employees, and the Sellers and their legal representatives shall have, at the Sellers' election, a right to compromise or defend any such matter involving asserted liability through counsel of their own choosing at the Sellers' expense. In the event the Sellers undertake to compromise or defend any such liability, they shall notify the Buyer in writing promptly of their intention to do so, and the Buyer shall cooperate with the Sellers and their counsel in the compromising of or the defending against any such liabilities or claims. The Sellers shall not be liable under this Section for any settlement of any such matter effected without their prior written consent, nor shall they be liable to the Buyer for any costs of litigation or settlement if the Sellers undertake the defense of the action.

13.3 The Buyer's Indemnification

The Buyer hereby agrees, subject to the provisions hereof, to assume and to indemnify and hold the Sellers and their directors, officers and employees harmless from and after the date of this Agreement, against and in respect of any losses, liabilities, damages or reasonable expenses incurred by the Sellers
(i) that result from any material misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Buyer under this Agreement or the Assumption Agreement, or contained in any other agreement, certificate or other instrument furnished by the Buyer at Closing, provided that such losses, liabilities, damages or expenses are reasonably itemized and described in a written notice of claim signed by a duly authorized officer of the Sellers and received by the Buyer within one (1) year after the Closing Date, (ii) arising from or in connection with any Assumed Liabilities or (iii) arising from or in connection with the operation of the Business or the Real Property by the Buyer after the Closing Date.

As a condition to any liability on the part of the Buyer under this Section 13.3, the Sellers shall notify the Buyer in writing of any fact or circumstance which may give rise to liability under this Section 13.3 with reasonable promptness after such fact or circumstance first comes to the attention of the Sellers or any of their officers, agents or employees, and Buyer and its legal representatives shall have, at the Buyer's election, a right to compromise or defend any such matter involving asserted liability through counsel of its own choosing at the Buyer's expense. In the event the Buyer undertakes to compromise or defend any such liability, it shall notify the Sellers in writing promptly of its intention to do so, and the Sellers shall cooperate with the Buyer and its counsel in the compromising of or the defending against any such liabilities or claims. The Buyer shall not be liable under this Section for any settlement of any such matter effected without its prior written consent, such consent not to be unreasonably withheld.

13.4 Environmental Indemnification

(a) Subject to the  conditions,  agreements  and  limitations  set forth in this
Section 13.4, the Sellers shall indemnify and hold harmless the Buyer from and against an amount equal to ninety percent (90%) of all losses, liabilities, fines, damages or reasonable expenses incurred by the Buyer that result from any Environmental Claim (as hereinafter defined). The Buyer shall be liable for the balance of such losses, liabilities, fines, damages or expenses incurred by the Buyer.

(b) The Buyer shall provide the Sellers and Sellers' agents with access to the Indemnified Property and to the Buyer's books and records for the purposes of inspecting, testing, auditing, installing and maintaining equipment and performing such other actions as may be necessary or convenient to the Sellers in performing its obligations under this Section 13.4 and in verifying the performance by the Buyer of its obligations under this Section 13.4.

(c) The Buyer shall cooperate in any way reasonably requested by the Sellers to enable the Sellers to perform their obligations under this Section 13.4. Such cooperation shall include, but not be limited to, notifying the Sellers promptly of any release of any Hazardous Substance and of any change in the Buyer's Hazardous Waste management practices at the Indemnified Property. The Buyer shall cooperate in any way reasonably requested by the Sellers in order to effect the lawful disposition of any Hazardous Waste and other substances recovered, generated or otherwise resulting from Sellers' performance of their obligations under this Section 13.4, including obtaining any necessary generator identification numbers.

(d) The Sellers shall have the right in consultation with Buyer to conduct all discussions and negotiations with all governmental agencies and third parties with respect to matters that are related to, or may result in, a claim by the Buyer for indemnity under this Section 13.4, and the Sellers shall promptly inform the Buyer of all material developments and negotiations relating to such matters. The Buyer shall not disclose to or discuss with any third party the terms of this Section 13.4 or any matter related to, or that may result in, a claim by the Buyer for indemnity under this Section 13.4 without the prior written consent of the Sellers.

(e) If the Sellers' obligations under this Section 13.4 require any removal, remedial or corrective action with respect to any environmental medium, such action shall be under the control of the Sellers and the Sellers' obligations to the Buyer under this Section 13.4 shall have been satisfied if the Sellers perform such removal, remedial or corrective action in accordance with the applicable state, local or federal industrial site remediation standards in effect on the Closing Date or agency approval.

(f) Upon receipt of timely notice of any threatened or pending Environmental Claim that may result in a claim by the Buyer for indemnity under this Section 13.4, together with appropriate evidence in support of such claim, the Sellers shall assume, or cause to be assumed, the defense of such Environmental Claim, in which event the Sellers shall be deemed to have been authorized to act in their sole discretion to defend against or to compromise such Environmental Claim by whatever means they determine to be appropriate provided such compromise shall not cause a material adverse effect to Buyer's operations, and to direct and conduct, as they see fit, all negotiations and litigation in connection with such Environmental Claim. The Sellers shall promptly notify the Buyer of all material developments concerning such defense, and, if the Buyer elects to employ separate counsel (at the Buyer's expense), such counsel shall be entitled to participate in such defense; provided, however, that such participation shall not include the taking of any action that the Sellers' counsel deems adverse to the Sellers' interests. Upon giving timely notice of any Environmental Claim, the Buyer shall have no further obligation under this
Section 13.4 with respect to such Environmental Claim, except that the Buyer shall cooperate with the Sellers in the defense or compromise of any such Environmental Claim including, without limiting the generality of the foregoing, providing such access to the Indemnified Property, documents, and other information and assistance as the Sellers may reasonably request.

(g) The  provisions  of Section 13.2 of this  Agreement  shall not apply to this
Section 13.4. In no event shall the Sellers be obligated under this Section 13.4 to make any payments or to incur any obligations in an aggregate amount exceeding One Million Dollars ($1,000,000). The Sellers' indemnity hereunder is for the exclusive benefit of the Buyer and shall not be for the benefit of any other person or entity. The Buyer's rights, interests and obligations under this
Section 13.4 may not be assigned by it but may be assigned by operation of law.

(h) Notwithstanding any other provision of this Agreement to the contrary, with respect to Environmental Claims the Sellers shall not be required to indemnify or hold harmless the Buyer or otherwise compensate the Buyer:

(i) unless, with respect to the Environmental Claim in question: (a) a legal or administrative proceeding has been commenced by the second anniversary of the Closing Date and (b) the Buyer has provided to the Sellers written notice of the Environmental Claim (including all documentation and information related to such Environmental Claim that is available to the Buyer) no later than fifteen (15) business days after the Buyer becomes aware that the Environmental Claim is pending;

(ii) to the extent that the Environmental Claim in question results or arises from the Buyer's or a third party's activities, operations or conduct or by an act of God or war after the Closing Date;

(iii) if the Buyer fails to perform any of the obligations it owes to Sellers under this Section 13.4;

(iv) to the extent that the Buyer would have been responsible for the Environmental Claim in question even if the Buyer had not acquired the Transferred Assets or Shares as the case may be;

(v) to the extent any Environmental Condition is exacerbated after the Closing Date by the release of any Hazardous Substance or by any other act or omission of the Buyer or of any third persons; or

(vi) unless and until the aggregate of all losses, liabilities, fines, damages and reasonable expenses incurred by Buyer that result from Environmental Claims exceeds Fifty Thousand Dollars ($50,000) and then only up to an amount equal to One Million Dollars ($1,000,000).

(i) Except as provided in this Section 13.4, the Buyer agrees that it shall not have (and shall not make or attempt to assert) any claim against the Sellers, for indemnity, contribution, or otherwise with respect to any Environmental Condition or for indemnity, contribution or otherwise under any other provision of this Agreement, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"), or other federal, state, local, common or statutory law, regulation, ordinance, order or similar requirement now or hereafter enacted, amended or promulgated, protecting or regulating or creating a duty in connection with human health, natural resources or the environment.

(j) For purposes of this Section 13.4, the following terms shall have the meaning set forth below:

"Environmental Claim" shall mean any legal or administrative proceeding, whether pending or commenced, before or after the Closing Date, by any governmental agency or other third party as a result of any Environmental Condition and brought under any Environmental Law existing on or before the Closing Date.

"Environmental Condition" shall mean the presence of any Hazardous Substance or Hazardous Waste, at the Indemnified Property in the surface water, groundwater, soil, above ground or underground tanks or other containers, or ambient air, which resulted from the Sellers' operation of the Business at the Indemnified Property prior to the Closing Date.

"Environmental Law" shall mean (i) any law, statute, regulation, order, or directive of a federal, state or local governmental entity and (ii) any common law doctrine (including, but not limited to contractual theories or causes of action and tort doctrines such as negligence, nuisance, trespass and strict liability or any equitable doctrine (including, but not limited to injunctive relief), in each case as in effect on the Closing Date.

"Hazardous Substance" shall mean (i) any "hazardous substance" within the meaning of Section 101 (14) of CERCLA or any counterpart provision of any similar state or local law, (ii) any "pollutant or contaminant" within the meaning of Section 101 (33) of CERCLA or any counterpart provision of any similar state or local law and (iii) petroleum, including crude oil or any fraction thereof, natural gas, liquefied natural gas and synthetic gas.

"Hazardous  Waste" shall mean a waste which is  identified  as such  pursuant to
Section 3001 of RCRA.

"Indemnified Property" shall mean the Real Property and the real property at which Clifford conducts its operations.

13.5 Exclusive Remedy

The Buyer hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims relating to the Business, the Transferred Assets or the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 13. In furtherance of the foregoing, the Buyer hereby waives, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims and causes of action it may have against the Sellers or their officers, directors, employees, agents, representatives and affiliates relating to the Business, the Transferred Assets or the subject matter of this Agreement.

13.6 Lost Profits and Special Damages

Notwithstanding any other provision of this Agreement to the contrary, the Sellers shall not be required to indemnify or hold harmless the Buyer or otherwise compensate the Buyer for damage to reputation, lost business opportunities, lost profits, mental or emotional distress, incidental, special, exemplary, indirect or consequential damages, interference with business operations or diminution of the value of the Real Property.

SECTION 14. TERMINATION

14.1 Termination of Agreement

The obligation of the parties hereto to consummate the purchase and sale contemplated hereby may be terminated and abandoned at any time on or before the Closing Date, without cost, expense or liability to the other party, by mutual written consent of the parties hereto, or by and at the option of the Sellers upon written notice to the Buyer if, for any reason, the Closing Date shall not have occurred on or before November 30, 1996, or at the option of either party hereto, so long as such party is not in material breach of any provisions of this Agreement, upon written notice to the other if any temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, or an action or proceeding seeking damages in connection with the acquisition of the Transferred Assets has been instituted and an adverse decision in such action or proceeding would have a material adverse effect on such party, the Transferred Assets or the Business.

14.2 Effect of Termination

Termination of this Agreement pursuant to this Section 14 shall terminate all obligations of the parties hereto; provided, however, that termination pursuant to Section 14.1 shall not relieve the defaulting or breaching party hereunder from any liability to the other party hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination. If this Agreement is terminated pursuant to the provisions of this Section 14, the provisions set forth in Sections 7.1(c), 13.2, 13.3, 14.2, 14.3, 16.1, 16.2, 16.6, and 16.14 shall survive any such termination.

14.3 Return of Information

If for any reason whatsoever the sale and purchase of the Shares and the Steering Wheels N.A. Business pursuant to this Agreement is not consummated, Buyer shall, in addition to its obligations under the Nondisclosure Agreement, upon request from Sellers, promptly return to Sellers all books, records and documents (including all copies, if any, thereof) furnished by Sellers, Clifford, Smith Barney Inc., or any of their respective agents, employees, or representatives.

SECTION 15. USE OF TRADEMARKS AND TRADE  NAMES

15.1 Trademarks and Trade Names

Other than on purchase orders and invoices, the Buyer may continue to use existing packaging, advertising literature and the like until the supply of such documents is exhausted or until six (6) months after the Closing Date, whichever is earlier; provided, however, the Buyer shall cause a label or stamped disclaimer, in a form satisfactory to Sellers, to be placed on all packaging, advertising literature and the like which bears a trademark, logo, service mark or trade name of the Sellers which are distributed or sold during this six (6) month period. Subsequent to the Closing, the Buyer shall utilize only purchase orders (and associated documents) and invoices (and associated documents) with the Buyer's name (not the Sellers') clearly imprinted. Subject to Section 15.2, Buyer shall be provided a reasonable opportunity to remove from or cover each trademark, logo, service mark or trade name of the Sellers that appears on all equipment, tools and dies, but where such removal or covering is uneconomical or impractical, Sellers and Buyer agree to enter into good faith negotiations with an intent to agree upon reasonable alternatives to such removal or covering.

15.2 Representations as to Products

Under no circumstances shall the Buyer or its affiliates make any representation
that  the  Business  products  are  either  manufactured,   assembled,  sold  or
maintained by or are the products of the Sellers or their affiliates.

SECTION 16. MISCELLANEOUS

16.1 Public Announcements

Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall only be made at such time and in such manner as the parties hereto shall agree in writing; provided, that nothing herein shall prevent either party upon notice to the other from making such public announcements as such party's counsel may advise such party in writing to make in order to satisfy that party's legal or contractual obligations in such regard.

16.2 Costs and Expenses

Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

16.3 Passage of Title and Risk of Loss

Legal title, equitable title and risk of loss with respect to the property and rights to be transferred hereunder shall not pass to the Buyer until the property or right is transferred at the Closing hereunder; provided, however, that if there is any loss of any material portion of the Transferred Assets between the date hereof and the Closing and the Buyer elects to complete the Closing without reduction of the Cash Purchase Price on account of such loss, the Buyer shall be entitled to the proceeds of any insurance payable with respect to the loss of such Transferred Assets, excluding proceeds of any business interruption insurance from the date hereof to the Closing Date.

16.4 Waiver of Compliance with Bulk Sales Law

The Buyer hereby waives compliance by the Sellers with the provisions of any applicable Bulk Sales Law. The Sellers hereby agree to indemnify and hold the Buyer harmless from any loss, cost or liability (including reasonable attorneys' fees) incurred by the Buyer as a result of such non-compliance; provided that nothing herein shall prevent the Sellers from contesting any liability in good faith.

16.5 Knowledge of Sellers

For purposes of this Agreement, a fact shall be deemed to be within the "knowledge of the Sellers" if it is actually known to one of the executive officers of UTA, UTAS, or Clifford, whose names are listed in Exhibit 16.5.

16.6 Notices

All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered or by certified or registered first class mail, postage prepaid, (return receipt requested) properly addressed to the party entitled to receive such notice at the address stated below:

If to Buyer:

BREED Technologies, Inc.
5300 Old Tampa Highway
Lakeland, FL 33811
Attention: President

With a copy to:

BREED Technologies, Inc.
53000 Old Tampa Highway
Lakeland,  FL  33811
Attention: General Counsel

If to Sellers or IPCO:

United Technologies Automotive, Inc.
5200 Auto Club Drive
Dearborn, Michigan 48126-9982
Attention: Vice President-Business Development and Legal Affairs

With a copy to:

United Technologies Automotive, Inc.
5200 Auto Club Drive
Dearborn, Michigan 48126-9982
Attention: General Counsel

Any notice given by mail shall be effective when received.

16.7 Exhibits

The Exhibits attached to this Agreement are made a part of this Agreement for all purposes hereof. The information contained in the Exhibits shall not be deemed to constitute an admission by Sellers or Buyer or otherwise imply that any such information is material for purposes of this Agreement or otherwise.

16.8 Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except as expressly otherwise provided in this Agreement, but neither party hereto may assign any of its rights or liabilities hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld.

16.9 Further Actions

From time to time after the date of this Agreement, as and when requested by either party hereto, the Sellers or the Buyer shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the Buyer or the Sellers may deem necessary or desirable to carry out the intent and purposes of this Agreement, to convey, transfer, assign and deliver to the Buyer, and its successors and permitted assigns, the Transferred Assets, the Shares or the Assumed Liabilities (or to evidence any of the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby. The Buyer shall assist the Sellers in the settling of any dispute with reference to any liability retained by the Sellers, including using its best efforts to have its officers and other employees cooperate with the Sellers at their request, on and after the Closing Date, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes based upon contracts, arrangements or acts of the Sellers which were in effect or occurred on or prior to the Closing Date.

16.10 Waiver,  Discharge,  Amendment,  Etc.

This Agreement may not be released, discharged, abandoned, changed, amended or modified in any manner, except pursuant to Section 14 or by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereto to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

16.11 Captions

The Captions appearing in this Agreement are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions hereof.

16.12 Governing Law

ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF MICHIGAN, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

16.13 Jurisdiction and Venue

Buyer and Sellers hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Wayne County, State of Michigan, for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and Buyer and Sellers agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against it in any such court. Buyer and Sellers hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Sellers and Buyer waive any rights they may have to a jury trial.

16.14 Rights of Persons Not Parties

Other than as expressly provided in this Agreement, nothing contained in this Agreement is intended to confer upon any person other than the parties hereto any rights, benefits or remedies.

16.15 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

16.16 Entire Agreement

This Agreement and the Assumption Agreement including the Exhibits hereto and the documents referred to therein, shall (with the exception of the nondisclosure agreement executed by the parties as of May 20, 1996) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, understandings, agreements, commitments, and writings with respect to such subject matter. Matters disclosed in any Exhibit, related agreement, certificate, document, instrument or other writing referred to herein shall be deemed to be disclosed in any other Exhibit, related agreement, certificate, document, instrument or other writing referred to herein.

16.17 Severability

In the event any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. Any provision so held unenforceable or invalid shall be reformed by such court to reflect the construction most nearly approximating the intent of such provision which shall be valid and enforceable, and the parties hereto hereby agree to such provision as reformed.

16.18 Non-Competition Agreement

(a) For a period of three (3) years after the Closing Date, Sellers or a joint venture in which Sellers participate, the principal purpose of which is to manufacture Competing Products (as defined herein), shall not develop, manufacture, market or sell the following:

(i) Steering Wheels

products that are part of the steering wheel control system currently produced as part of the Business, are connected to the steering column and are used to control the direction of the vehicle, or

(ii) Steering Wheel Air Bag Covers

products that are housed within or are an extension of the steering column, are an integrated portion of the steering wheel safety restraint system and are integrated within the steering wheel as currently produced as part of the Business (the products described in this Section 16.18(a)(i) and (ii), as limited by the time period noted in Section 16.18(a) and the geographic scope as noted in Section 16.18(b), are herein referred to as the "Competing Products"); provided, however, that Sellers shall not be in violation of this Section 16.18(a) as a result of the acquisition by it of any business, the revenues of which are attributable to any such Competing Products, so long as Sellers within one year of such acquisition sell such portions of the acquired business that produce, manufacture and distribute the Competing Products.

(b) The geographic scope of this Non-Competition Agreement shall be the United States, the United Kingdom and any other country in which the Sellers have conducted a material portion of its Business during the two years prior to the Closing Date.

(c) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 16.18(a) and (b) are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Sellers agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, to the extent permitted by law and the principals of equity, whether or not Buyer is pursuing any potential remedies at law, be entitled to seek equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

(d) Notwithstanding the foregoing, it is expressly agreed and acknowledged that the Sellers shall, without being in violation of this Section 16.18, begin or continue to develop, manufacture, market or sell the following: (i) other air bag covers for interior products that include or are part of the automotive safety restraint system other than as described in Section 16.18(a)(ii), including, but not limited to, instrument panels, door panels, headliners and seats and (ii) electrical, electronic and electro-mechanical automotive parts and components that may be attached upon, integrated in or incidental to an automotive steering wheel, steering wheel column or steering wheel air bag cover.

16.19 No  Solicitation  or Hiring of Former  Employees

Except as provided by law, for a period of three years after the Closing Date, Sellers shall not (a) solicit any Transferred Employee to terminate his or her employment with the Buyer or to become an employee of Sellers, or (b) hire any Transferred Employees without the written consent of Buyer.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.


                                                    UT AUTOMOTIVE, INC.
                                                    By /s/ Edward M. Mahon, Jr.
                                                    Name:  Edward M. Mahon, Jr.
                                                    Title: Representative

                                                    UNITED TECHNOLOGIES
                                                    AUTOMOTIVE SYSTEMS, INC.
                                                    By /s/ Edward M. Mahon, Jr.
                                                    Name:  Edward M. Mahon, Jr.
                                                    Title: Assistant Secretary

                                                    UNITED TECHNOLOGIES
                                                    AUTOMOTIVE SYSTEMS de
                                                    MEXICO, S.A. de C.V.
                                                    By /s/ Edward M. Mahon, Jr.
                                                    Name:  Edward M. Mahon, Jr.
                                                    Title: Assistant Secretary

                                                    IPCO, INC.
                                                    By /s/ Edward M. Mahon, Jr.
                                                    Name:  Edward M. Mahon, Jr.
                                                    Title: Representative

                                                    BREED TECHNOLOGIES, INC.
                                                    By  /s/ Stuart D. Boyd
                                                    Name: Stuart D. Boyd
                                                    Title: Assistant Secretary

INDEX OF DEFINED TERMS

         TERMS                                              LOCATION
         "Adjusted Final Purchase Price"                    Section 3.1(b)
         "Allocation Certificate"                           Section 3.2
         "Antitrust Laws"                                   Section 5.4
         "Assigned Contracts"                               Section 2.1(d)
         "Assumed Liabilities"                              Section 4.1
         "Business"                                         1ST Whereas Clause
         "Buyer's Grabill Plan"                             Section 9.5(b)
         "Buyer's Savings Plan"                             Section 9.4
         "Buyer"                                            Preamble
         "Cash Purchase Price"                              Section 3.1
         "CERCLA"                                           Section 13.4(i)
         "Clifford"                                         1ST Whereas Clause
         "Clifford Intercompany Financing"                  Section 5.2(b)
         "Clifford Notice"                                  Section 8.10
         "Clifford Payees"                                  Section 5.2(b)
         "Closing"                                          Section 1
         "Closing Date"                                     Section 1
         "Closing Date Balance Sheet"                       Section 3.1(b)
         "Closing Date Net Working Capital"                 Section 3.1(b)
         "Code"                                             Section 5.17(a)
         "Competing Products"                               Section 16.18(a)(ii)
         "Consent"                                          Section 5.19
         "Environmental Claim"                              Section 13.4(j)
         "Environmental Condition"                          Section 13.4(j)
         "Environmental Law"                                Section 13.4(j)
         "ERISA"                                            Section 5.17(a)
         "Excluded Assets"                                  Section 2.2
         "Exon-Florio Act"                                  Section 5.4
         "Fixtures"                                         Section 5.23
         "Hankook"                                          7TH Whereas Clause
         "Hankook Interest"                                 7TH Whereas Clause
         "Hazardous Substance"                              Section 13.4(j)
         "Hazardous Waste"                                  Section 13.4(j)
         "HSR Act"                                          Section 5.19
         "Indemnified Property"                             Section 13.4(j)
         "Intellectual Property"                            11TH Whereas Clause
         "Interim Balance Sheet"                            Section 3.1(b)
         "Interim Net Working Capital"                      Section 3.1(b)
         "IPCO"                                             Preamble
         "Joint Venture Agreement"                          Section 2.4
         "Know-how"                                         Section 2.5
         "Leases"                                           Section 5.9
         "Material Contract"                                Section 5.12
         "Patent Rights"                                    Section 2.5
         "Permitted Encumbrances"                           Section 5.7
         "Plans"                                            Section 5.17(a)
         "RCRA"                                             Section 13.4(i)
         "Real Property"                                    Section 2.1(a)
         "Records"                                          Section 2.1(i)
         "Retained Liabilities"                             Section 4.2
         "Sellers' Grabill Plan"                            Section 9.5(a)
         "Sellers' Salaried Retirement Plan"                Section 9.3
         "Sellers' Savings Plan"                            Section 9.4
         "Sellers"                                          Preamble
         "Shares"                                           6TH Whereas Clause
         "Steering Wheels N.A. Business"                    1ST Whereas Clause
         "Subsidiary"                                       Section 5.2(a)
         "Transferred Assets"                               Section 2.1
         "Transferred Employees"                            Section 9.1
         "UTA"                                              Preamble
         "UTAS"                                             Preamble
         "UTAS de Mexico"                                   Preamble
         "WARN"                                             Section 9.7